UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Adobe Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Adobe Systems Incorporated
345 Park Avenue
San Jose, California 95110-2704

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 1, 2009

Dear Stockholders:

        You are cordially invited to attend our 2009 Annual Meeting of Stockholders to be held on Wednesday, April 1, 2009 at 9:00 a.m. local time at our East Tower building located at 321 Park Avenue, San Jose, California 95110. We are holding the meeting to:

  1.
  Elect the five Class II members of our Board of Directors named herein to serve for a two-year term;

  2.
  Approve the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan;

  3.
  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on November 27, 2009; and

  4.
  Transact any other business that may properly come before the meeting.

        If you owned our common stock at the close of business on February 9, 2009, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Jose, California for the ten days prior to the meeting for any purpose related to the meeting.

        We are pleased to continue to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2008 Annual Report. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

        Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Sincerely,

Karen Cottle Senior Vice President, General Counsel & Secretary

February 20, 2009
San Jose, California

ADOBE SYSTEMS INCORPORATED

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held April 1, 2009

i

ADOBE SYSTEMS INCORPORATED

PROXY STATEMENT

 INFORMATION CONCERNING SOLICITATION AND VOTING

        Our Board of Directors is soliciting proxies for our 2009 Annual Meeting of Stockholders to be held on Wednesday, April 1, 2009 at 9:00 a.m. local time at our East Tower building located at 321 Park Avenue, San Jose, California 95110. Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110, and our telephone number is (408) 536-6000.

        The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2008 Annual Report, are being distributed and made available on or about February 20, 2009. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed on or about February 20, 2009 to most of our stockholders who owned our common stock at the close of business on February 9, 2009. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

        The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

        Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

        We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We have also retained Innisfree M&A Incorporated to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Innisfree a fee of $7,500 for its services and will reimburse Innisfree for reasonable out-of-pocket expenses, estimated at $5,000. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?
A:
Our Board set February 9, 2009, as the record date for the meeting. If you owned our common stock at the close of business on February 9, 2009, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of February 9, 2009, there were 524,207,111 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What is the quorum requirement for the meeting?
A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.
Your shares will be counted as present at the meeting if you:
• are present and entitled to vote in person at the meeting; or
• have properly submitted a proxy card or voter instruction card, or voted by telephone or over the Internet.
If you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for quorum purposes.
Each proposal identifies the votes needed to approve or ratify the proposed action.
Q:	What proposals will be voted on at the meeting?
A:	There are three proposals scheduled to be voted on at the meeting:
• Election of the five Class II members of our Board named herein;
• Approval of the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan; and
• Ratification of KPMG LLP as our independent registered public accounting firm.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.
Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:
We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder's election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.
Q:	Why did I receive a full set of proxy materials in the mail instead of a Notice regarding the Internet availability of proxy materials?
A:
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. Alternatively, you can go to https://www.icsdelivery.com/adobe/index.html and enroll for online delivery of annual meeting and proxy voting materials.

Q:	How can I get electronic access to the proxy materials?

You can view the proxy materials for the meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.
Our proxy materials are also available on our Investor Relations website at www.adobe.com/aboutadobe/invrelations.
Q:	Can I vote my shares by filling out and returning the Notice?
A:
No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.
Q:	How may I vote my shares in person at the meeting?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. The meeting will be held at our East Tower building located at 321 Park Avenue, San Jose, California 95110. If you need directions to the meeting, please visit http://www.adobe.com/aboutadobe/maps/sj_map.html.
Q:	How can I vote my shares without attending the meeting?
A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet - If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Mail - If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?
A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on March 31, 2009 (your latest telephone or Internet proxy is counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.
Q:	Where can I find the voting results of the meeting?
A:
The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009, which we are required to file with the SEC by July 8, 2009.

PROPOSAL 1
ELECTION OF DIRECTORS

        We currently have 12 members on our Board, which is divided into two classes (Class I and Class II) with alternating two-year terms. Colleen Pouliot, a Class II director, and Delbert Yocam, a Class I director, will both retire from the Board effective March 31, 2009 and the authorized size of the Board will be reduced to 10 members. Proxy holders will vote for the five Class II nominees listed below to serve until our 2011 Annual Meeting of Stockholders and until such director's successor has been elected and qualified, or until such director's death, resignation or removal. The members of our Board who are Class I directors will be considered for nomination for election in 2010.

        Each of the nominees listed below is currently a director of Adobe. Daniel Rosensweig was appointed to our Board effective January 12, 2009. All other Class II nominees have previously been elected by our stockholders. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Vote Required and Board Recommendation

        Unless otherwise instructed, the proxies received will be voted for the nominees named below to serve as our Class II directors.

        Our Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. Any nominee for director, in an uncontested election, who receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election shall promptly tender his or her resignation to the Board, and the Board, after taking into consideration the recommendation of the Nominating and Governance Committee, will determine whether or not to accept the director's resignation. The election of directors pursuant to this proposal is an uncontested election, and, therefore, the majority vote standard will apply. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES

Our Board of Directors

        The following tables set forth the name and age of each nominee and each director of Adobe whose term of office will continue after the meeting, the principal occupation of each during the past five years, and the year each began serving as a director of Adobe:

Nominees for Election as Class II Directors for a Term Expiring in 2011

Name	Principal Occupation During Last Five Years	Age	Director Since
Robert K. Burgess	Mr. Burgess served as Chief Executive Officer of Macromedia, Inc., a provider of Internet and multimedia software, from November 1996 to January 2005. He also served on the Board of Directors of Macromedia from November 1996 until December 2005, as Chairman of the Board of Macromedia from July 1998 until December 2005 and as Executive Chairman of Macromedia from January 2005 until December 2005, when Macromedia was acquired by Adobe. Prior to joining Macromedia, Mr. Burgess held key executive positions at Silicon Graphics, Inc., a graphics and computing company, and from 1991 to 1995 served as Chief Executive Officer and a member of the Board of Directors of Alias Research, Inc., a publicly-held 3D software company, prior to its acquisition by Silicon Graphics. Mr. Burgess holds a B.Com. from McMaster University.	51	2005
Carol Mills

Ms. Mills has been an independent consultant since February 2006. Ms. Mills served as Executive Vice President and General Manager, Infrastructure Products Group, of Juniper Networks, Inc., a provider of networking and security solutions, from November 2004 until February 2006. Prior to joining Juniper Networks, Ms. Mills was an independent consultant from 2002 until November 2004. From July 1998 to 2002, Ms. Mills was the President and Chief Executive Officer of Acta Technology, Inc., a private data integration company that was acquired by Business Objects in late 2002. Prior to joining Acta, Ms. Mills held several executive positions at Hewlett-Packard Company, a computer and electronics company. Ms. Mills currently serves on the Board of Directors of Tekelec Corporation and Blue Coat Systems, Inc. Ms. Mills holds an M.B.A. from Harvard Business School and a B.A. in Economics from Smith College.

		55	1998

 Nominees for Election as Class II Directors for a Term Expiring in 2011

Name	Principal Occupation During Last Five Years	Age	Director Since
Daniel Rosensweig	Mr. Rosensweig is currently an Operating Principal at the Quadrangle Group, a private investment firm. Prior to joining the Quadrangle Group in August 2007, Mr. Rosensweig served as Chief Operating Officer of Yahoo! Inc., an Internet content and service provider, which he joined in April 2002. Prior to Yahoo!, Mr. Rosensweig was President of CNET Networks, Inc., an interactive media company, which he joined in October 2000. Mr. Rosensweig served 18 years with Ziff-Davis, an integrated media and marketing service company, including roles as President and Chief Executive Officer of its subsidiary ZDNet, from 1997 until 2000 when it was acquired by CNET. Mr. Rosensweig holds a B.A. in Political Science from Hobart College.	47	2009
Robert Sedgewick	Dr. Sedgewick has been a Professor of Computer Science at Princeton University since 1985, where he was the founding Chairman of the Department of Computer Science. He is the author of numerous research papers and a widely used series of textbooks on algorithms. Dr. Sedgewick holds a Ph.D. in Computer Science from Stanford University.	62	1990
John E. Warnock	Dr. Warnock was a founder of Adobe and has been our Chairman of the Board since April 1989. Since September 1997, he has shared the position of Chairman with Charles M. Geschke. Dr. Warnock served as our Chief Executive Officer from 1982 until December 2000. From December 2000 until his retirement in March 2001, Dr. Warnock served as our Chief Technical Officer. Dr. Warnock currently serves as Chairman of the Board of Salon Media Group, Inc. Dr. Warnock holds a Ph.D. in Electrical Engineering from the University of Utah.	68	1983

 Incumbent Class I Directors with a Term Expiring in 2010

Name	Principal Occupation During Last Five Years	Age	Director Since
Edward W. Barnholt	Mr. Barnholt served as President and Chief Executive Officer of Agilent Technologies, Inc., a measurement company, from March 1999 to March 2005 and as its Chairman of the Board from November 2002 until his retirement in March 2005. From 1990 to 1999, Mr. Barnholt served in several executive positions at Hewlett-Packard Company, including serving as Executive Vice President and General Manager of its Measurements Organization. Mr. Barnholt currently serves on the Board of Directors of eBay Inc. and as Chairman of the Board of KLA-Tencor Corporation. Mr. Barnholt holds a B.S. and a M.S. in Electrical Engineering from Stanford University.	65	2005
Michael R. Cannon

Mr. Cannon currently serves as a consultant to Dell Inc., a computer systems manufacturer and services provider. Mr. Cannon served as President, Global Operations for Dell from February 2007 until his retirement in January 2009. Prior to joining Dell, Mr. Cannon was the President and Chief Executive Officer, and served on the Board of Directors, of Solectron Corporation, an electronic manufacturing services company, which he joined in January 2003. From July 1996 until joining Solectron, Mr. Cannon served as the President and Chief Executive Officer of Maxtor Corporation, a disk drive manufacturer. During this time, Mr. Cannon also served on Maxtor's Board of Directors. He served on the Board of Directors of Seagate Technology, a disk drive manufacturer, which acquired Maxtor in May 2006, until February 2007 when he resigned. Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at Harvard Business School.

		56	2003
James E. Daley

Mr. Daley has been an independent consultant since his retirement in July 2003 from Electronic Data Systems, or EDS, an information technology service company. Mr. Daley served as Executive Vice President and Chief Financial Officer of EDS from March 1999 to February 2003, and as its Executive Vice President of Client Solutions, Global Sales and Marketing from February 2003 to July 2003. From 1963 until his retirement in 1998, Mr. Daley was with Price Waterhouse, L.L.P., an accounting firm, where he served as Co-Chairman-Operations and Vice-Chairman-International from 1988 to 1998. Mr. Daley currently serves on the Board of Directors of The Guardian Life Insurance Company of America, a mutual insurance company. Mr. Daley holds a B.B.A. from Ohio University.

		67	2001

 Incumbent Class I Directors with a Term Expiring in 2010

Name	Principal Occupation During Last Five Years	Age	Director Since
Charles M. Geschke	Dr. Geschke was a founder of Adobe and has served as our Chairman of the Board since September 1997, sharing that office with John E. Warnock. He was our Chief Operating Officer from December 1986 until July 1994 and our President from April 1989 until his retirement in April 2000. Dr. Geschke holds a Ph.D. in Computer Science from Carnegie Mellon University.	69	1983
Shantanu Narayen

Mr. Narayen currently serves as our President and Chief Executive Officer. He joined Adobe in January 1998 as Vice President and General Manager of our engineering technology group. In January 1999, he was promoted to Senior Vice President, Worldwide Products, and in March 2001 he was promoted to Executive Vice President, Worldwide Product Marketing and Development. In January 2005, Mr. Narayen was promoted to President and Chief Operating Officer, and effective December 2007, he was appointed our Chief Executive Officer and joined our Board of Directors. Mr. Narayen serves on the Board of Directors of Metavante Technologies, Inc. Mr. Narayen holds a B.S. in Electronics Engineering from Osmania University in India, a M.S. in Computer Science from Bowling Green State University and an M.B.A. from the Haas School of Business.

		45	2007

Independence of Directors

        As required by the NASDAQ Global Select Market's ("NASDAQ") listing standards, a majority of the members of our Board must qualify as "independent," as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the applicable NASDAQ listing standards.

        In determining Mr. Cannon's independence, the Board considered Mr. Cannon's position as President, Global Operations for Dell. In fiscal year 2008, Adobe purchased computer and related equipment from Dell and also licensed Adobe software for resale as part of Dell's product offerings.

        In determining Dr. Geschke's independence, the Board considered Dr. Geschke's son's partnership interest in the law firm of Cooley Godward Kronish LLP. In fiscal year 2008, Cooley Godward Kronish LLP acted as our legal counsel on various matters.

        Adobe considers each of these business relationships at arms-length and in the ordinary course of business. Mr. Cannon and Dr. Geschke's son do not have a material direct or indirect interest in any of such business relationships.

        In determining Dr. Warnock's independence, the Board considered Dr. Warnock's son's employment at Adobe as a project manager, a non-executive position.

        Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, Adobe, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our independent directors include: Mr. Barnholt, Mr. Burgess, Mr. Cannon, Mr. Daley, Dr. Geschke, Ms. Mills, Ms. Pouliot, Mr. Rosensweig, Dr. Sedgewick, Dr. Warnock and Mr. Yocam.

Committees of the Board

        The Audit Committee's role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm's audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee's role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. See "Report of the Audit Committee" contained in this proxy statement.

        Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an "independent director" within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ's financial literacy requirements, and the Board has further determined that Messrs. Daley and Yocam (i) are "audit committee financial experts" as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC, and (ii) also meet NASDAQ's financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        The Executive Compensation Committee sets and administers the policies governing all compensation of our executive officers, including cash and non-cash compensation and equity compensation programs and, effective after fiscal year 2008 compensation was set, is responsible for making recommendations to the Board concerning Board and Committee compensation. The Executive Compensation Committee also reviews and approves equity-based compensation grants to our non-executive officer employees and consultants, other than stock option grants to our non-executive officer employees, which are approved by a Management Committee appointed by the Board and consisting of our Chief Executive Officer and Senior Vice President, Human Resources. The Executive Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs. The members of the Executive Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards, and at least two of the members are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Executive Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        The Nominating and Governance Committee's primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its Committees; review and make recommendations regarding the functioning of our Board as an entity; recommend corporate governance principles applicable to Adobe; manage periodic review, discussion and evaluation of the performance of our Board and its Committees; assess the independence of our directors; and review and approve (or disapprove) all related-party transactions and conflicts of interest between Adobe, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons as specified under Item 404 of Regulation S-K promulgated by the SEC. The Nominating and Governance Committee also assists our Board in reviewing and assessing management development and succession planning for our executive officers. The Nominating and Governance Committee made recommendations concerning Board and Committee compensation for fiscal year 2008; however, beginning with fiscal year 2009 compensation, the Executive Compensation Committee now makes these recommendations. The members of our Nominating and Governance Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board at that point in time. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate's personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate's chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Governance Committee's judgment, interfere with or limit such candidate's ability to do so. Each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers such director's past attendance at Board and Committee meetings and participation in and contributions to the activities of our Board. The Nominating and Governance Committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Audit Committee to meet the criteria for an "audit committee financial expert" as defined by SEC rules, that at least two members of our Executive Compensation Committee are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code, and that a majority of the members of our Board meet the definition of "independent director" within the meaning of applicable NASDAQ listing standards.

        The Nominating and Governance Committee's methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executives, individuals personally known to the members of our Board and through other research. The Nominating and Governance Committee may also, from time to time, retain for a fee one or more third-party search firms to identify suitable candidates. The Nominating and Governance Committee retained a third-party search firm, Heidrick & Struggles, to identify and evaluate Mr. Rosensweig as a candidate for appointment to our Board.

        Any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must include any other information required pursuant to Section 14 of the Exchange Act. In order for the director nomination to be timely for our 2010 Annual Meeting of Stockholders, a stockholder's notice to our Secretary must be delivered to our principal executive offices no later than October 23, 2009 nor earlier than September 23, 2009. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders.

        The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

Meetings of the Board and Committees

        During fiscal year 2008, our Board held five meetings, and its three standing Committees—Audit Committee, Executive Compensation Committee, and Nominating and Governance Committee—collectively held 24 meetings. Each director attended at least 75% of the meetings (held during the period that such director served) of the Board and the Committees on which such director served in fiscal year 2008. Members of our Board are encouraged to attend our annual meetings of stockholders. Ten of our Board members attended our 2008 Annual Meeting of Stockholders.

        The following table sets forth the three standing Committees of our Board, the members of each Committee, and the number of meetings held by our Board and the Committees during fiscal year 2008:

Name	Board	Audit	Executive Compensation	Nominating and Governance(1)
Mr. Barnholt	X		X	Chair
Mr. Burgess	X
Mr. Cannon	X		X	X
Mr. Chizen	X(2)
Mr. Daley	X	Chair		X
Dr. Geschke	Chair
Ms. Mills	X		Chair	X
Mr. Narayen	X
Ms. Pouliot	X		X	X
Dr. Sedgewick	X	X		X
Dr. Warnock	Chair
Mr. Yocam	X	X		X
Number of meetings held in fiscal year 2008	5	11	9	4

(1)
Effective December 1, 2008, our Nominating and Governance Committee was composed of Mr. Barnholt (Chair), Mr. Daley and Ms. Mills.

(2)
Mr. Chizen did not stand for re-election to our Board at our 2008 Annual Meeting of Stockholders.

        If all nominees to our Board are elected, immediately following the meeting, our Committees will be composed of the following members:

Audit	Executive Compensation	Nominating and Governance
Mr. Cannon	Mr. Barnholt	Mr. Barnholt (Chair)
Mr. Daley (Chair)	Ms. Mills (Chair)	Mr. Daley
Dr. Sedgewick	Mr. Rosensweig	Ms. Mills

Communications with the Board

        Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address: directors@adobe.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Stockholder Communications, Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110-2704 USA.

PROPOSAL 2
APPROVAL OF THE AMENDMENT OF THE
ADOBE SYSTEMS INCORPORATED 2003 EQUITY INCENTIVE PLAN

        In January 2009, our Executive Compensation Committee approved amendments to the Adobe Systems Incorporated 2003 Equity Incentive Plan (the "2003 Plan"), subject to approval by our stockholders (the "2003 Amended Plan"). Our Board believes that these amendments are an integral part of Adobe's long-term compensation philosophy.

General 2003 Plan Information

        Our 2003 Plan was originally adopted by our Board in January 2003 and approved by our stockholders in April 2003 as a successor plan to our 1994 Stock Option Plan and our 1999 Equity Incentive Plan. On April 9, 2008, our stockholders approved the expansion of the eligible class of participants under the 2003 Plan to include non-employee directors, and our 2003 Plan became a successor plan to the 1996 Outside Directors Stock Option Plan (the "Director Plan"). In addition, our Board, or a Committee thereof, with stockholder approval as required, has amended our 2003 Plan from time to time. As of February 9, 2009, an aggregate of 36,572,314 shares of our common stock remained available for future grants under our 2003 Plan.

Key Amendments to the 2003 Plan

        Our Board believes the 2003 Amended Plan is important to Adobe's success in enhancing our ability to attract and retain talented people and inspire them to build long-term value for our stockholders. See "Compensation Discussion and Analysis" contained in this proxy statement for more information regarding our executive compensation strategy. In addition to recent updates to the 2003 Plan as approved by our Board for consistency and ease of administration, we have made, and submit for your consideration, the following changes to the 2003 Plan:

  •
  increase the available share reserve by 15,000,000 shares of our common stock; and

  •
  as part of our ongoing commitment to align the interests of our employees (including executive officers), directors and consultants more closely with those of our stockholders through the use of a fungible share reserve, decrease our existing fungible share reserve ratio so that, for awards granted from and after the date of this meeting, the number of shares of stock available for issuance under the 2003 Amended Plan will be reduced (i) by one (1) share for each share granted pursuant to stock options or stock appreciation rights awarded under the 2003 Amended Plan, and (ii) by one and seventy-seven hundredths (1.77) shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Amended Plan.

Vote Required and Board Recommendation

        The affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting will be required to approve the 2003 Amended Plan. Neither abstentions nor broker non-votes will have any effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Summary of the 2003 Amended Plan

        The following summary of the 2003 Amended Plan is qualified in its entirety by the specific language of the 2003 Amended Plan, a copy of which was filed with the SEC with this proxy statement. This summary also notes the key differences between the 2003 Plan and the 2003 Amended Plan.

General

        The 2003 Amended Plan advances the interests of Adobe and our stockholders by providing equity-based incentives that are necessary in today's competitive labor market to attract, reward and retain employees, consultants, directors and other advisors upon whose judgment and contributions we depend on for our success. The 2003 Amended Plan allows us to achieve these purposes by providing for grants of stock options, stock appreciation rights, stock purchase rights, stock bonuses, restricted stock units, performance shares and performance units.

Eligibility

        Under the 2003 Amended Plan, we may grant awards to employees (including executive officers), consultants, and members of our Board or any parent or subsidiary corporation or other affiliated entity of Adobe. While under applicable tax law we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, stock bonuses, stock purchase rights, restricted stock units, performance shares and performance units to any eligible participant. As of February 9, 2009, we had a total of 7,174 employees and consultants and 11 non-employee directors who would be eligible to be granted awards from the 2003 Amended Plan.

Shares Subject to Plan

        We are proposing an increase in the available share reserve under the 2003 Plan by 15,000,000 shares of our common stock. If such increase is approved by our stockholders, the cumulative aggregate share authorization under our 2003 Amended Plan will increase from 188,259,620 (the "Existing Share Reserve") to 203,259,620 shares (the "Amended Share Reserve"). As of February 9, 2009, 63,383,186 shares were issued from the Existing Share Reserve, awards covering 33,054,852 shares were outstanding under the Existing Share Reserve, and 36,572,314 shares remained available for future awards under the Existing Share Reserve.

        Pursuant to the proposed amendments, the Amended Share Reserve will be reduced:

  •
  by one (1) share for each share granted upon the exercise of stock options or stock appreciation rights awarded at any time under the 2003 Amended Plan; and

  •
  by one and seventy-seven hundredths (1.77) shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan on or after April 1, 2009.

        The share reserve for the 2003 Plan is currently reduced by one (1) share for each share granted upon the exercise of stock options or stock appreciation rights; by two and four-tenths (2.4) shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan from April 10, 2008 through March 31, 2009; by two and one-tenth (2.1) shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2003 Plan from April 5, 2007 through April 9, 2008; and by one (1) share for each share granted pursuant to all awards granted under the 2003 Plan prior to April 5, 2007.

        If any award granted under the 2003 Amended Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase upon failure to vest at termination are so forfeited or repurchased, any such shares will again become available for issuance under the 2003 Amended Plan in proportion to the number of shares by which the reserve was originally reduced at the time of grant or issuance, as described above. Shares will not be treated as having been issued under the 2003 Amended Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash (other than cash settled stock appreciation rights). Shares will be treated as having been issued under the 2003 Amended Plan to the extent such shares are withheld in satisfaction of tax withholding obligations or the payment of the award's exercise or purchase price.

        Appropriate adjustments will be made to the Amended Share Reserve, to the other numerical limits described in the 2003 Amended Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one person in any fiscal year for purposes of Section 162(m) of the Code) and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock.

Administration

        The 2003 Amended Plan is administered by two Committees duly appointed by the Board: the Executive Compensation Committee and the Management Committee. The Management Committee is authorized by the Board to grant stock options to eligible employees who are not executive officers, directors or consultants. The Executive Compensation Committee, which consists of at least two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code, is authorized to grant all types of awards to employees, executive officers and consultants, other than stock option grants to our non-executive officer employees, which are approved by our Management Committee. The Board authorizes grants of awards to directors pursuant to the terms of the 2003 Plan. For purposes of this summary, the term "Committee" refers to either such duly appointed Committee or the Board, unless the context or applicable law requires otherwise.

        Subject to the provisions of the 2003 Amended Plan and the authority delegated to it by the Board, the Committee determines, in its discretion, the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Executive Compensation Committee may, subject to certain limitations required by Section 162(m) of the Code and the express language in the 2003 Amended Plan that prohibits a reduction in the exercise price of outstanding awards without stockholder approval, amend, modify, extend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Executive Compensation Committee may establish rules and policies for administration of the 2003 Amended Plan and adopt one or more forms of agreement to evidence awards made under the 2003 Amended Plan. The Executive Compensation Committee interprets the 2003 Amended Plan and any agreement used under the 2003 Amended Plan, and all determinations of the Executive Compensation Committee will be final and binding on all persons having an interest in the 2003 Amended Plan or any award issued under the 2003 Amended Plan. The 2003 Amended Plan provides, subject to certain limitations, for indemnification by Adobe of any officer, employee or director against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2003 Amended Plan.

Repricing Prohibition

        The 2003 Amended Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for either the cancellation of stock options or stock appreciation rights outstanding under the 2003 Amended Plan in exchange for the grant of a new award at a lower exercise price or the amendment of outstanding stock options or stock appreciation rights to reduce the exercise price.

Stock Options

        The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or a combination of each. Subject to appropriate adjustment in the event of a change in our capital structure, we may not grant to any one employee in any fiscal year stock options which, together with Freestanding SARs (as defined below) granted that year, cover in the aggregate more than 4,000,000 shares. Subject to adjustment as provided in the 2003 Amended Plan, in no event shall more than 188,259,620 shares of our common stock be available for issuance pursuant to the exercise of incentive stock options granted under the 2003 Amended Plan.

        Each stock option granted under the 2003 Amended Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the 2003 Amended Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or of any parent or subsidiary corporation of Adobe (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

        The 2003 Amended Plan provides that the stock option exercise price may be paid in cash, by check, or in cash equivalent; by means of a broker-assisted cashless exercise; by means of a "net exercise" arrangement; by tender of shares of common stock owned by the optionee having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any stock option grant. No stock option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the stock option, including, if permitted or required by us, through the optionee's surrender of a portion of the stock option shares to Adobe.

        Stock options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. In general, employee stock options vest in monthly installments over a period of four years after the date of grant, except for new-hire grants, which vest 25% on the first anniversary of the grant date and then monthly vesting thereafter for the following three years. Stock options granted to our directors have generally vested 25% each year on the day immediately preceding our annual stockholder meeting over a four-year period; however, as of November 29, 2008, our Board approved the vesting schedule for future stock options granted to directors to be 100% on the day immediately preceding the date of the next annual stockholders meeting.

        Stock options granted to our employees and directors will expire not later than seven years from the date of grant and in no event will the term of an incentive stock option granted to a Ten Percent Stockholder exceed five years. Subject to the term of the stock option, a stock option generally will remain exercisable for three months following the optionee's termination of service, except that if service terminates as a result of an optionee's normal retirement at or after 65 years of age (or, for directors, after four years of service), death or disability, the stock option generally will remain exercisable for one year, and, if an employee optionee's service is terminated for cause, the stock option will terminate immediately. The Committee, in its discretion, may provide different post-termination exercise periods, but in any event the stock option must be exercised no later than the original expiration of its term.

        Stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and as set forth in the stock option award agreement, a stock option is assignable or transferable subject to the applicable limitations described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended, (which includes transfers to family members, family trusts or pursuant to domestic relations orders, but excludes transfers of stock options for consideration).

Stock Appreciation Rights

        The Committee may grant stock appreciation rights either in tandem with a related stock option (a "Tandem SAR") or independently of any stock option (a "Freestanding SAR"). A Tandem SAR requires the stock option holder to elect between the exercise of the underlying stock option for shares of common stock or the surrender of the stock option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year Freestanding SARs which, together with stock options granted that year, cover in the aggregate more than 4,000,000 shares.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. At the Committee's discretion, we may make payment of this stock price appreciation in cash or in shares of common stock whose fair market value on the exercise date equals the payment amount. Payment is made in a lump sum as soon as possible following exercise. The maximum term of any stock appreciation right granted under the 2003 Amended Plan is eight years.

Stock Awards

        Stock awards may be granted under the 2003 Amended Plan in the form of a stock bonus, a stock purchase right or a restricted stock unit. The purchase price for shares issuable under each stock purchase right (and, if applicable, each restricted stock unit) will be established by the Committee in its discretion and may be paid in cash, by check, in cash equivalent or by such other lawful consideration as approved by the Committee. No monetary payment is required for receipt of shares pursuant to a stock bonus, the consideration for which is services rendered by the participant, except that the participant must furnish consideration in the form of cash or past services rendered having a value not less than the par value of the shares acquired, to the extent required by law.

        Stock awards may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a written agreement between Adobe and the participant, and neither the award nor the shares acquired pursuant to the award may be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as the attainment of performance goals established by the Committee (see discussion of permitted performance goals under "Performance Awards" below). Typically, employee new hire and annual restricted stock unit grants will vest 25% each year on the anniversary of the grant date over a four year period. As approved by our Board, effective November 29, 2008, initial restricted stock unit grants for new directors will vest 50% each year over a two year period on the anniversary of the grant date, and annual restricted stock unit awards granted to our directors will vest 100% on the day immediately preceding the date of the next annual stockholders meeting. Unless otherwise provided by the Committee, a participant will forfeit any shares acquired (and any rights to acquire shares) under a stock award as to which the restrictions have not lapsed prior to the participant's termination of service. Participants holding restricted stock will have the right to vote the shares and to receive all dividends and other distributions, except that any dividends or other distributions in shares will be subject to the same restrictions on transferability as the original award. Participants holding restricted stock units will not have the right to vote the shares until such shares have been issued and the Committee may, in its sole discretion, provide that dividend equivalents will not be paid or provide for either current or deferred payment of dividend equivalents. Subject to appropriate adjustment in the event of any change in our capital structure, we may not grant to any one employee in any fiscal year stock awards subject to vesting conditions based on the attainment of performance goals for more than 200,000 shares.

Performance Awards

        The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between Adobe and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of one share of common stock and $100 per unit, respectively. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. We may settle performance awards to the extent earned in cash, shares of our common stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in our capital structure, for each of our full fiscal years contained within the applicable performance period, we may not grant performance shares to any one employee that could result in the employee receiving more than 200,000 shares of common stock for each full year contained in the performance period, or performance units to any one employee that could result in the employee receiving more than $2,500,000 for each full year contained in the performance period. No participant may be granted more than one performance award for the same performance period.

        Generally, prior to the beginning of the applicable performance period or such later date as permitted under applicable law (such as Section 162(m) of the Code if deductibility under Section 162(m) is desired with respect to a specific award), the Committee will establish one or more performance goals applicable to the award. These goals will be based on the attainment of specified levels with respect to one or more measures of the business or financial performance of Adobe, its affiliates and/or such division or business unit as determined by the Committee. As provided under the 2003 Amended Plan, the Committee, in its discretion, may base performance goals on one or more of the following measures: growth in revenue; growth in market price of our common stock; operating margin; gross margin; operating income; pre-tax profit; earnings before interest, taxes and depreciation; earnings before interest, taxes and depreciation and amortization; net income; total return on shares of our common stock relative to the increase in an appropriate index selected by the Committee; earnings per share; return on stockholder equity; return on net assets; expenses; return on capital; economic value added; market share; operating cash flow; cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization; cash flow per share; customer satisfaction; implementation or completion of projects or processes; improvement in or attainment of working capital levels; stockholders' equity; and other measures of performance selected by the Committee. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. At the time the Committee establishes the applicable performance goals, the degree of attainment of performance measures may, according to criteria established by the Committee, be adjusted for changes in accounting standards, restructuring charges, and similar extraordinary items as outlined in the 2003 Amended Plan.

        Following completion of the applicable performance period, the Committee will certify the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. If deductibility of the compensation is desired, the Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code. The Committee may otherwise make positive or negative adjustments to performance award payments to participants to reflect the participant's individual job performance or other factors determined by the Committee. The Committee may provide for performance award payments in lump sums or installments. The Committee may also provide for the payment of dividend equivalents with respect to cash dividends paid on the common stock subject to the performance award. Generally, performance awards may not be sold or transferred other than by will or the laws of descent and distribution.

        For fiscal year 2008, our performance shares that were issued upon attainment of performance objectives vested 25% on the later of the certification by our Executive Compensation Committee of the achievement of the performance goals and the one-year anniversary of the grant date. The remaining 75% of the unvested units are subject to time-based annual vesting over the next three years.

Change of Control

        For awards granted prior to January 24, 2008, a "Change of Control" under the 2003 Plan means any of the following events (or series of related events) in which Adobe's stockholders, immediately prior to the event, do not retain, immediately after the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of Adobe or the entity to which Adobe's assets were transferred: (i) the direct or indirect sale or exchange by the stockholders of all or substantially all of voting stock of Adobe; (ii) a merger or consolidation in which Adobe is a party; (iii) the sale, exchange, or transfer of all or substantially all of Adobe's assets; or (iv) a liquidation or dissolution of Adobe. If a Change of Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume all outstanding stock options, restricted stock units and stock appreciation rights or substitute substantially equivalent stock options, restricted stock units or rights for its stock. If the outstanding stock options, restricted stock units and stock appreciation rights are not assumed or replaced, then all unexercised and unvested portions of such outstanding awards will become immediately exercisable and vested in full. Any stock options, restricted stock units or stock appreciation rights which are not assumed in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.

        For awards granted on or after January 24, 2008, a "Change of Control" under the 2003 Amended Plan means a change of control of Adobe of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not Adobe is then subject to such reporting requirement; provided, however, that a Change of Control shall be deemed to have occurred if: (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Adobe representing 30% or more of the combined voting power of Adobe's then outstanding securities entitled to vote in the election of directors of Adobe; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by Adobe's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving Adobe (a "Transaction"), in each case with respect to which the stockholders of Adobe immediately prior to such Transaction do not, immediately after the Transaction, own securities representing more than 50% of the combined voting power of Adobe, a parent of Adobe or other corporation resulting from such Transaction (counting, for this purpose, only those securities held by Adobe's stockholders immediately after the Transaction that were received in exchange for, or represent their continuing ownership of, securities of Adobe held by them immediately prior to the Transaction); (iv) all or substantially all of the assets of Adobe are sold, liquidated or distributed; or (v) there is a "Change of Control" or a "change in the effective control" of Adobe within the meaning of Section 280G of the Code and the regulations promulgated thereunder. As with awards granted prior to January 24, 2008, if a Change of Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume Adobe's rights and obligations under outstanding awards or substitute substantially equivalent equity awards. If the acquiring entity elects not to do so, then all unexercised and unvested portions of outstanding awards will become immediately exercisable and vested in full. Any awards which are not assumed or replaced in connection with a Change of Control or exercised prior to the Change of Control will terminate effective as of the time of the Change of Control.

        Pursuant to the 2003 Amended Plan, and consistent with the terms of the predecessor Director Plan, equity awards granted to directors will fully accelerate upon a Change of Control.

        The Committee has provided, and may provide in the future, additional benefits upon a Change of Control or other similar transactions. For example, our executive officers are either covered by the terms of a separate retention agreement or our Executive Severance Plan in the Event of a Change of Control (see "Severance and Change of Control Compensation" contained in this proxy statement for more information), which provide for certain acceleration benefits applicable to equity compensation awards in the event of a Change of Control.

Termination or Amendment

        The 2003 Amended Plan will continue in effect until the first to occur of (i) its termination by the Committee, or (ii) the date on which all shares available for issuance under the 2003 Amended Plan have been issued and all restrictions on such shares under the terms of the 2003 Amended Plan and the agreements evidencing awards granted under the 2003 Amended Plan have lapsed. However, all incentive stock options must be granted, if at all, within ten years from the earlier of the date the 2003 Amended Plan is adopted, as amended, by the Board (or duly authorized committee thereof) or the date the 2003 Amended Plan is duly approved, as amended, by our stockholders; therefore, no incentive stock option may be granted under the 2003 Amended Plan after January 26, 2019, the 10th anniversary of adoption of the 2003 Amended Plan by our Executive Compensation Committee.

        The Committee may terminate or amend the 2003 Amended Plan at any time, provided that without stockholder approval the 2003 Amended Plan cannot be amended to increase the share reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

Summary of Federal Income Tax Consequences of the 2003 Amended Plan

        The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2003 Amended Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

        A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a "qualifying disposition") will be a long-term capital gain or loss. Upon such a qualifying disposition, Adobe will not be entitled to any income tax deduction.

        Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a "disqualifying disposition"), then at the time of such disqualifying disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

        Stock options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. Generally, Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

        A participant recognizes no taxable ordinary income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Adobe generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Bonuses and Stock Purchase Rights

        A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the "determination date" (as defined below) and the participant's purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

Restricted Stock Units

        No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Adobe will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Performance Awards

        A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in "Stock Bonuses and Stock Purchase Rights." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date," will be taxed as a capital gain or loss. Adobe generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Deductions

        Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards granted under the

2003 Amended Plan, when combined with all other types of compensation received by a covered employee from Adobe, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation.

        In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (i) such awards are approved by a compensation committee comprised solely of "outside directors," (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the terms of the plan, including the per-employee limitation on grant size, are approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. As further described in the Compensation Discussion and Analysis below, it is intended that the Executive Compensation Committee may grant stock options and stock appreciation rights under the 2003 Amended Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

        Compensation attributable to stock bonus awards, stock purchase rights, restricted stock units, performance shares and performance units will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or vests) based upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant (or vesting, as applicable) of the award that the performance goal has been satisfied, and (iv) prior to the issuance, stockholders have approved the material terms of the plan (including the class of employees eligible for awards, the business criteria on which the performance goals may be based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of performance goals). It is intended that the Executive Compensation Committee may grant stock bonus awards, stock purchase rights, restricted stock units, performance shares and performance units under the 2003 Amended Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Grants to Certain Persons

        We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the 2003 Amended Plan, although we did award our annual equity grants for fiscal year 2009 in January 2009 to our employees, including our executive officers, under the 2003 Plan. In addition, pursuant to the terms of our current non-employee director compensation policy, our directors will each receive, on the day after the annual meeting of stockholders, an annual grant of stock options, restricted stock units, or a 50% combination of each (elected by each director in his or her discretion prior to the end of the previous fiscal year), which will vest 100% on the day immediately preceding our next annual meeting of stockholders. The annual grant is valued at $210,000 (on the date of grant) and is converted into restricted stock units based on the average closing price over the 30 calendar days ending the day prior to the grant date. The restricted stock unit amount (either 50% or 100%, depending on the mix the director elected) is multiplied by three to determine the number of stock options, if any, in the grant mix. On February 9, 2009, the closing price of our common stock as reported on NASDAQ was $21.42 per share.

        The following table sets forth information with respect to grants made in fiscal year 2009 to date under the 2003 Plan to each of our Named Executive Officers, a non-employee director, our current executive officers as a group, and all employees and consultants (excluding our current executive officers and Named Executive Officers) as a group.

 New Plan Benefits

2003 Amended Plan

			Performance Shares(1)
Name	Stock Options (#)(2)	Restricted Stock Units (#)	Threshold (#)	Target(3) (#)	Maximum (#)
Named Executive Officers
Shantanu Narayen	285,300	47,550	9,986	47,550	54,683
Mark Garrett	126,600	21,100	4,431	21,100	24,265
Kevin Lynch	126,600	21,100	4,431	21,100	24,265
Matthew Thompson	99,000	16,500	3,465	16,500	18,975
John Loiacono	99,000	16,500	3,465	16,500	18,975
Non-Employee Director(4)
Daniel Rosensweig(5)	—	20,304	—	—	—
Current executive officers as a group (8 persons)	964,875	160,813	33,771	160,813	184,935
All current employees and consultants, excluding our Named Executive Officers and other current executive officers (3,349 persons)	3,394,499	2,705,295	78,160	372,187	428,016

(1)
Amounts represent the threshold, target and maximum number of shares of our common stock that may be earned under the 2003 Amended Plan in accordance with the terms of our 2009 Performance Share Program. Performance shares will be earned, if at all, following our 2009 fiscal year end, subject to the achievement of certain performance metrics. See "Compensation Discussion and Analysis" contained in this proxy statement for a description of our 2009 Performance Share Program.

(2)
Represents stock options granted on January 26, 2009, with an exercise price of $19.93 per share (the closing price of our common stock on the date of grant). These stock options vest monthly over a four-year period.

(3)
Pursuant to the terms of the 2009 Performance Share Program, if Adobe achieves 100% of the 2009 Performance Share Program metrics, each participant will earn 105% of his or her target award.

(4)
Except for Mr. Rosensweig, as described below, no awards have been granted in fiscal year 2009 under the 2003 Plan to any (i) nominee for election as a non-employee director, or (ii) any associate of a non-employee director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the 2003 Plan, although as described previously, in April 2009, annual equity awards with a value of $210,000 will be granted to all of our eligible non-employee directors except Mr. Rosensweig.

(5)
Mr. Rosensweig received an initial equity award in connection with his appointment to our Board on January 12, 2009. He will not be eligible to receive an annual equity award in April 2009.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2009, and urges you to vote for ratification of KPMG's appointment. KPMG has audited our financial statements since fiscal year 1983. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Adobe and its stockholders.

        We expect representatives of KPMG to be present at the meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of KPMG will have the opportunity to make a statement if they so desire.

Vote Required and Board Recommendation

        Stockholder ratification of KPMG as our independent registered public accounting firm requires the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a negative vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PRINCIPAL ACCOUNTING FEES AND SERVICES

        During fiscal years 2008 and 2007, we retained KPMG to provide services in the following categories and amounts:

Fee Category	2008	2007
Audit Fees	$2,673,700	$2,997,696
Audit-Related Fees	267,566	280,217
Tax Fees	243,755	235,899
All Other Fees	25,000	25,000

Total	$3,210,021	$3,538,812

        Audit fees include the audit of Adobe's annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

        Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees related to the preparation and review of federal, state and international tax returns and assistance with tax audits.

        All other fees include assurance services not related to the audit or review of our financial statements.

        Our Audit Committee determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee's charter delegates to a subcommittee when appropriate, or to one or more members of the Audit Committee, the authority to address any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

        All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG during fiscal years 2008 and 2007 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

        For more information on KPMG, please see "Report of the Audit Committee" contained in this proxy statement.

REPORT OF THE AUDIT COMMITTEE*

        The Audit Committee's role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm's audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee's role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held 11 meetings during fiscal year 2008.

        Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an "independent director" within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ's financial literacy requirements, and the Board has further determined that Messrs. Daley and Yocam (i) are "audit committee financial experts" as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC, and (ii) also meet NASDAQ's financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

        We have reviewed and discussed with management and KPMG our audited financial statements. We discussed with KPMG and Adobe's internal auditors the overall scope and plans of their audits. We met with KPMG, with and without management present, to discuss results of its examinations, its evaluation of Adobe's internal controls, and the overall quality of Adobe's financial reporting.

        We have reviewed and discussed with KPMG matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). We have received from KPMG the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence. We have discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with KPMG's independence.

        Based on the reviews and discussions referred to above and our review of Adobe's audited financial statements for fiscal year 2008, we recommended to the Board that Adobe's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 28, 2008, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE
James E. Daley, Chair
Robert Sedgewick
Delbert W. Yocam

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and Committee composition and selection, Board meetings and senior management and Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html.

Code of Ethics

        We adopted a Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer and certain other finance department executives, which is a "code of ethics" as defined by applicable SEC rules. The Code of Ethics is publicly available on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html. If we make any amendments to the Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Ethics to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Treasurer or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html or in a current report on Form 8-K filed with the SEC. There were no waivers of the Code of Ethics during fiscal year 2008.

Code of Business Conduct

        We have also adopted a Code of Business Conduct applicable to all officers, directors and employees of Adobe as required by applicable NASDAQ listing standards. The Code of Business Conduct includes an enforcement mechanism, and any waivers for directors or executive officers must be approved by our Board and disclosed in a current report on Form 8-K with the SEC. This Code of Business Conduct is publicly available on our website at www.adobe.com/aboutadobe/invrelations/corpgovern.html. There were no waivers of the Code of Business Conduct for any of our directors or executive officers during fiscal year 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of February 9, 2009 by each entity or person who is known to beneficially own 5% or more of our common stock, each of our directors, each Named Executive Officer identified in the "Summary Compensation Table" contained in this proxy statement and all of our directors and current executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	32,259,297	(3)	6.15%
PRIMECAP Management Company 225 South Lake Avenue, No. 400 Pasadena, CA 91101	34,330,280	(4)	6.55%
Shantanu Narayen	1,127,486	(5)	*
Mark Garrett	205,024	(6)	*
Matthew Thompson	186,315	(7)	*
Kevin Lynch	383,439	(8)	*
John Loiacono	271,979	(9)	*
Edward W. Barnholt	73,750	(10)	*
Robert K. Burgess	207,220	(11)	*
Michael R. Cannon	77,500	(12)	*
James E. Daley	175,500	(13)	*
Charles M. Geschke	957,524	(14)	*
Carol Mills	117,500	(15)	*
Colleen M. Pouliot	120,000	(16)	*
Daniel L. Rosensweig	0		*
Robert Sedgewick	265,500	(17)	*
John E. Warnock	1,633,006	(18)	*
Delbert W. Yocam	80,000	(19)	*
All directors and current executive officers as a group (19 persons)	6,305,617	(20)	1.19%

*
Less than 1%.

(1)
The address of each person named in the table, unless otherwise indicated, is c/o Adobe Systems Incorporated, 345 Park Avenue, San Jose, California 95110.

(2)
This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. None of the shares beneficially owned by our executive officers and directors are pledged as security. Applicable percentages are based on 524,207,111 shares outstanding on February 9, 2009, adjusted as required by rules promulgated by the SEC.

(3)
This information is based solely on a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA and its affiliated entities. Barclays Global Investors, NA is the beneficial owner of 21,354,357 shares, has sole voting power with respect to 17,198,250 shares and sole dispositive power with respect to all reported shares. Barclays Global Fund Advisors is the beneficial owner of 5,508,804 shares, has sole voting power with respect to 5,475,592 shares and sole dispositive powers with respect to all reported shares. Barclays Global Investors, Ltd. is the beneficial owner of 3,107,109, has sole voting power with respect to 2,655,476 shares and sole dispositive power with respect to all reported shares. Barclays Global Investors Japan Limited is the beneficial owner of 1,678,011 shares, and has sole voting and sole dispositive power with respect to all reported shares. Barclays Global Investors Canada Limited is the beneficial owner of 589,533 shares and has sole voting power and sole dispositive power with respect to all reported shares. Barclays Global Investors Australia Limited is the beneficial owner of 21,483 shares and has sole voting power and sole dispositive power with respect to all reported shares.

(4)
Includes 34,330,280 shares beneficially held by PRIMECAP Management Company as of February 9, 2009, with sole dispositive power as to all shares and sole voting power as to 6,260,784 shares. Of those shares beneficially held by PRIMECAP Management Company, Vanguard-related entities have sole voting power over 26,994,660 shares. This information was provided by a representative of PRIMECAP Management Company on February 12, 2009.

(5)
Consists of 164,127 shares held by the Narayen Family Trust, of which Mr. Narayen is a trustee, and 963,359 shares issuable upon exercise of outstanding options held by Mr. Narayen exercisable within 60 days of the date of this table.

(6)
Includes 183,501 shares issuable upon exercise of outstanding options held by Mr. Garrett exercisable within 60 days of the date of this table.

(7)
Includes 166,955 shares issuable upon exercise of outstanding options held by Mr. Thompson exercisable within 60 days of the date of this table.

(8)
Includes 342,171 shares issuable upon exercise of outstanding options held by Mr. Lynch exercisable within 60 days of the date of this table.

(9)
Includes 249,246 shares issuable upon exercise of outstanding options held by Mr. Loiacono exercisable within 60 days of the date of this table.

(10)
Includes 68,750 shares issuable upon exercise of outstanding options held by Mr. Barnholt exercisable within 60 days of the date of this table.

(11)
Consists of 136,850 shares held by the Burgess Family Trust, of which Mr. Burgess is a trustee; 1,620 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of his children; and 68,750 shares issuable upon exercise of outstanding options held by Mr. Burgess exercisable within 60 days of the date of this table.

(12)
Consists of 5,000 shares held by the Michael Cannon 2004 Trust, of which Mr. Cannon is a trustee; and 72,500 shares issuable upon exercise of outstanding options held by Mr. Cannon exercisable within 60 days of the date of this table.

(13)
Includes 167,500 shares issuable upon exercise of outstanding options held by Mr. Daley exercisable within 60 days of the date of this table.

(14)
Consists of 260,064 shares held by the Geschke Family Trust, of which Dr. Geschke is a trustee; 50,000 shares held in grantor retained annuity trusts of which Dr. Geschke is a trustee; 50,000 shares held in grantor retained annuity trusts of which Dr. Geschke's spouse is a trustee; 139,960 shares held in a foundation, of which Dr. Geschke is president and Dr. Geschke's spouse is secretary, and as to which Dr. Geschke disclaims any beneficial ownership; and 457,500 shares issuable upon exercise of outstanding options held by Dr. Geschke exercisable within 60 days of the date of this table.

(15)
Includes 112,500 shares issuable upon exercise of outstanding options held by Ms. Mills exercisable within 60 days of the date of this table.

(16)
Consists of 15,000 shares held by the Pouliot Family Trust, of which Ms. Pouliot is a trustee; and 105,000 shares issuable upon exercise of outstanding options held by Ms. Pouliot exercisable within 60 days of the date of this table, as all outstanding unvested options issued to Ms. Pouliot shall become fully vested and exercisable on March 31, 2009, provided Ms. Pouliot continues to serve as a director on the Board until such time.

(17)
Includes 217,500 shares issuable upon exercise of outstanding options held by Dr. Sedgewick exercisable within 60 days of the date of this table.

(18)
Includes 377,500 shares issuable upon exercise of outstanding options held by Dr. Warnock exercisable within 60 days of the date of this table.

(19)
Includes 75,000 shares issuable upon exercise of outstanding options held by Mr. Yocam exercisable within 60 days of the date of this table, as all outstanding unvested options issued to Mr. Yocam shall become fully vested and exercisable on March 31, 2009, provided Mr. Yocam continues to serve as a director on the Board until such time.

(20)
Includes 3,992,491 shares issuable upon exercise of outstanding options held by our directors and current executive officers exercisable within 60 days of the date of this table. See also Notes 5-19.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who own more than ten percent of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than ten percent of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

        Based solely on review of this information and written representations from these persons that no other reports were required, we believe that, during fiscal year 2008, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of November 28, 2008, including our 1997 Employee Stock Purchase Plan, 2003 Plan, and 1994 Performance and Restricted Stock Plan, plus certain non-stockholder approved equity compensation plans and awards assumed by us in connection with our acquisition of Macromedia:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, performance shares and restricted stock units		Weighted average exercise price of outstanding options, performance shares and restricted stock units	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	42,412,093		$30.50	58,733,348	(1)
Equity compensation plans not approved by stockholders(2)	2,936,305		19.02	1,613,860

Total	45,348,398	(3)	$29.67	60,347,208	(4)

(1)
Includes 15.6 million shares which are reserved for issuance under the 1997 Employee Stock Purchase Plan as of November 28, 2008.

(2)
On December 3, 2005, in connection with our acquisition of Macromedia, we assumed the outstanding stock awards and the shares remaining available for future issuance under various equity incentive plans maintained by Macromedia.

(3)
The total does not include the 2008 Performance Share Program achieved award amounts totaling 1,167,185 shares. These awards were subject to the approval of the Executive Compensation Committee in the first quarter of fiscal year 2009. See "Compensation Discussion and Analysis" in this proxy statement for a discussion of actual results under the 2008 Performance Share Program.

(4)
Total includes 1,167,185 shares described above in footnote 3.

        As part of the Macromedia plans assumption, effective December 3, 2005, our Board adopted the Adobe Systems Incorporated 2005 Equity Incentive Assumption Plan (the "Assumption Plan"). The Assumption Plan permits the grant of non-statutory stock options, stock appreciation rights, stock purchase rights, stock bonuses, performance shares and performance units using shares reserved under certain of the assumed Macromedia plans (as described below). The Assumption Plan has not been approved by our stockholders. The terms and conditions of stock awards under the Assumption Plan are substantially similar to those under the 2003 Plan. In accordance with applicable NASDAQ listing requirements, we may grant new stock awards under the Assumption Plan to our employees who were not employed by or providing services to us or any of our affiliates prior to December 3, 2005 (other than employees of Macromedia and its affiliates and subsidiaries).

        Under the Assumption Plan, an aggregate of 1.6 million shares of our common stock is reserved for issuance. Such share reserve consists solely of the unused and converted share reserves and potential reversions to the share reserves with respect to certain Macromedia plans (as described below). The share reserve is divided into Reserve A and Reserve B. As of November 28, 2008, Reserve A consisted of 894 shares of our common stock which includes the unused share reserve of and potential reversions to the Andromedia, Inc. 1999 Stock Plan and Reserve B consisted of 1,612,966 shares of our common stock, which includes the unused share reserve of and potential reversions to the

(i) Macromedia, Inc. 2002 Equity Incentive Plan, (ii) Allaire Corporation 1997 Stock Incentive Plan, (iii) Allaire Corporation 1998 Stock Incentive Plan, and (iv) Allaire Corporation 2000 Stock Incentive Plan. In the event of the forfeiture or expiration of any stock awards granted under these Macromedia plans, the shares of our common stock associated with such forfeited or expired stock awards will become available for award pursuant to the terms of Reserve A or Reserve B, as applicable. No stock awards may be made from Reserve A after August 1, 2009, and no stock awards may be made from Reserve B after November 10, 2014. The Assumption Plan limits the number of shares that may be issued in the form of stock purchase rights, stock bonuses, performance shares, or performance units to 100,000 shares of our common stock. Our Board may terminate or amend the Assumption Plan at any time subject to applicable rules. In the event of a sale of substantially all of our voting stock, a merger involving us, the sale of substantially all of our assets, or a liquidation or dissolution of us, stock awards covered by the Assumption Plan may be assumed or substituted by a successor entity. In the event that a successor entity elects not to assume or substitute for such stock awards, the stock awards will become fully vested.

        In addition to the Assumption Plan, we currently maintain seven equity compensation plans assumed by us in connection with the Macromedia acquisition under which stock awards had been granted by predecessor entities that remained outstanding at the time of the Macromedia acquisition. The share reserve information for these plans and awards are aggregated in the row in the table above regarding our equity compensation plans not approved by stockholders. No future awards may be granted under these plans.

        We also assumed certain non-stockholder approved grants made outside of the Assumption Plan and outside of the additional assumed equity compensation plans. As of November 28, 2008, these assumed grants covered a total of 140,052 shares of our common stock at a weighted average exercise price of $12.35. The shares to be issued upon exercise of these grants are aggregated in the row in the table above regarding our equity compensation plans not approved by stockholders.

        Please see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K in the notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation" for further information regarding our equity compensation plans and awards.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        Adobe's vision is to revolutionize how the world engages with ideas and information. In order to support our product and technical innovation with strong execution, Adobe strives to provide a work environment that fosters innovation, collaboration and high levels of individual and organizational performance. Our executive compensation program plays a fundamental role in creating this environment by rewarding our executives for the strong execution of our business objectives. We compete for executive-level talent not only with other similarly situated companies, but also with larger, more complex companies where our executive-level talent may be recruited for different, less senior roles that may nevertheless have equivalent complexity and appeal as the executive-level individuals' roles at Adobe.

        The primary objectives of our executive compensation program are:

  •
  inspiring executives to achieve and exceed strategic, operational and financial short- and long-term goals by rewarding strong execution with individual compensation;

  •
  attracting, engaging, developing and retaining high performing executives; and

  •
  aligning the interests of our executives and our stockholders.

        To achieve these objectives, Adobe uses a mix of compensation elements, including:

  •
  base salary;

  •
  cash incentives;

  •
  equity incentives;

  •
  employee benefits; and

  •
  change of control benefits.

        This Compensation Discussion and Analysis provides information regarding our executive compensation for our executive officers named in the "Summary Compensation Table" included in this proxy statement (these executives are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our "Named Executive Officers"). Consistent with fiscal year 2007, our compensation philosophy in fiscal year 2008 was initially to target approximately the 60th percentile of our direct peer company group, assuming target performance, and approximately the 75th percentile assuming strong performance, for both target cash and equity compensation, while also considering the positioning of such target level of compensation relative to other Adobe executives and the resulting retention hold. In December 2007, Mr. Narayen became our new Chief Executive Officer, succeeding Mr. Chizen. In light of the importance of retaining our executive officers during this critical transition period, our philosophy for fiscal year 2008 included equity grants above our usual target range, which resulted in equity compensation that was granted at the 75th to 90th percentile of our direct peers. As a result, overall fiscal year 2008 compensation was ultimately set at approximately the 70th to 90th percentile of our direct peers for target performance.

Role of Our Executive Compensation Committee, Management and External Compensation Consultants

        The Executive Compensation Committee reviews Adobe's executive compensation philosophy and program throughout the year, implementing (or recommending to our Board, as appropriate) changes needed to keep our compensation program aligned with our business objectives. In addition, the Executive Compensation Committee also conducts an annual review of Adobe's overall compensation strategy and compensation levels, including salary adjustments and the design of the short- and long-term compensation packages, as each relates to our Named Executive Officers. As part of this review, the Executive Compensation Committee solicits input from management (primarily our Chief Executive Officer and members of our human resources, legal and finance groups) and the Executive Compensation Committee's independent executive compensation consultants.

        The Executive Compensation Committee recognizes that executive compensation consultants can play an important and valuable role in the executive compensation process. In April 2006, the Executive Compensation Committee selected the Semler Brossy Consulting Group ("Semler Brossy") to advise it on executive compensation matters, including advice on structuring performance bonus programs, establishing long-term incentive plans and benchmarking executive compensation levels. In June 2008, after fiscal year 2008 compensation was set for our executives, the Executive Compensation Committee selected Compensia, Inc. ("Compensia") to advise it on executive compensation matters going forward, due to its expertise in the software industry, its knowledge of our past and anticipated peer group companies and its nearby location, enabling more frequent and less expensive in-person attendance at meetings. There was no dispute with Semler Brossy. Neither Semler Brossy nor Compensia provides any other services to Adobe, except advising on Board compensation. Adobe pays the cost for the consultants' services.

        The Executive Compensation Committee meets periodically in executive session with its independent compensation consultants and the Chair of the Executive Compensation Committee occasionally meets separately with these consultants, in both cases without management present. Management also meets separately with the consultants to convey information on proposals that management may make to the Executive Compensation Committee, as well as to allow the consultants to collect information about Adobe to develop their own proposals.

        For fiscal year 2008, at the direction of the Executive Compensation Committee, Semler Brossy, working with Adobe's human resources department, compiled information regarding current and historical pay practices from the direct and reference peer groups of companies listed below. In addition, our Chief Executive Officer reviewed this information with respect to Messrs. Garrett, Thompson and Loiacono and based on this information, as well as his determination of the individual level of performance of these Named Executive Officers, made his recommendations for fiscal year 2008 target compensation levels (including adjustments to base salary and bonus targets) directly to the Executive Compensation Committee. The Executive Compensation Committee remains solely responsible for making the final decisions on compensation for executive officers, including the Named Executive Officers. No Named Executive Officer participated directly in recommending or establishing the amount of any component of his own fiscal year 2008 compensation package.

Comparative Framework

        Adobe reviews relevant market and industry practices on compensation packages. We do so to balance our need to compete for talent with the need to maintain a reasonable and responsible cost structure and to better align our executive officers' interests with our stockholders' interests.

        For fiscal year 2008, Semler Brossy and Adobe's management recommended, and the Executive Compensation Committee approved, two different groups of peer companies: direct peers and reference peers. Direct peers are high-technology companies at which our Named Executive Officer positions would be analogous in scope and complexity, which operate in similar or related businesses to Adobe, and with which Adobe competes for talent. These peers were used to determine the market value for each Named Executive Officer position, and to make direct, quantitative comparisons of pay levels. Reference peers also compete with Adobe for talent, but not necessarily in comparable roles, because they are generally larger, more complex companies with a broader scope than Adobe. These companies were chosen to monitor the market practices for compensating our desired talent pool (such as trends in the use of various types of equity awards and severance benefits), not to quantitatively evaluate pay levels.

        In order to compare our executive compensation program with market practices for fiscal year 2008, the Executive Compensation Committee reviewed compensation data compiled by Semler Brossy (with assistance from Adobe's human resources department) that was drawn from individual company proxy filings and survey data published by Radford with respect to Adobe's direct and reference peer group companies.

        For fiscal year 2008, our direct peer group consisted of the following 11 companies:

Autodesk, Inc.	Intuit Inc.	Symantec Corporation
Business Objects S.A.	Juniper Networks, Inc.	VeriSign, Inc.
eBay Inc.	McAfee, Inc.	Yahoo! Inc.
Electronic Arts Inc.	NetApp, Inc.

        For fiscal year 2008, our reference peer group consisted of the following nine companies:

Apple Inc.	Google Inc.	International Business Machines
Cisco Systems, Inc.	Hewlett-Packard Company	Corporation
EMC Corporation	Intel Corporation	Microsoft Corporation
Oracle Corporation

        In general, we strive to position both our cash and equity compensation near the 60th percentile of our direct peer companies for target performance, and to provide both cash and equity executive compensation opportunities that meet or exceed the 75th percentile of our direct peer group for strong performance above target levels. The Executive Compensation Committee uses this approach to attract and retain talent that is capable of developing and executing superior strategies in a competitive market. However, in any given year, the Executive Compensation Committee may set the actual individual compensation components or total target cash and equity compensation for an individual Named Executive Officer above or below this range based on factors such as experience, performance achieved, internal pay equity issues, specific skills or competencies, retention, the desired pay mix (e.g., emphasizing short- or long-term results), and our operating plan. In addition, the Executive Compensation Committee may review the number of outstanding equity awards held by the Named Executive Officers and the gains realized or realizable from previous equity grants to our Named Executive Officers, as this information helps determine the level of incentive that may be needed to induce these Named Executive Officers to remain with Adobe and to perform to achieve success. For fiscal year 2008, the Executive Compensation Committee set the annual base salaries and targeted incentive cash opportunities for our Named Executive Officers as compared to our direct peer group at approximately the 60th percentile for target performance, and near or above the 75th percentile for strong performance. In doing so, the Executive Compensation Committee considered this target compensation and internal pay equity among Adobe executives and determined that no material adjustment from the target was needed. However, in light of the importance of retaining our executive officers as we transitioned to a new Chief Executive Officer, the Executive Compensation Committee set equity compensation opportunities in the 75th to 90th percentile range. This decision resulted in overall compensation for our Named Executives Officers in the 70th to 90th percentile range, reflecting the greater weight we placed on equity-based compensation as compared to cash-based compensation, as reflected in the two tables below. It also resulted in each Named Executive Officer other than the Chief Executive Officer holding unvested equity with a value equal to approximately 5.5 to 9 times his base salary, and the Chief Executive Officer holding unvested equity with a value equal to approximately 19 times his base salary, which the Executive Compensation Committee believed provided appropriate retention levels for these executive officers, depending on the factors described above.

        In setting the mix between the different elements of executive compensation, we do not target specific allocations, but generally weight total target compensation more heavily toward incentive compensation, which comprises both cash and equity. Base salary and cash incentives are intended to reward short-term objectives, while equity incentives, comprising both time-based vesting and performance-based criteria, are intended to reward long-term objectives through the time-based vesting periods. Our cash bonus plan and performance share program are based on similar one-year financial performance metrics, but the cash bonus vests and is payable in full soon after the fiscal year ends, whereas the performance shares vest over four years, thereby providing a long-term incentive as well as a short-term incentive. Total compensation opportunity levels vary for each Named Executive Officer based on position, level of responsibility, retention needs, internal pay equity and peer data. For fiscal year 2008, the resulting mixes for our Named Executive Officers were approximately:

Fiscal Year 2008 Compensation Mix (%)
Base salary	5 - 16
Incentives (cash and equity)	84 - 95
Perquisites/Benefits	< 1

        In determining the mix between cash and equity, the total cash compensation opportunity (base salary and cash-based incentive payments) was generally weighted less than the total equity compensation opportunity based on the value at the date of grant. For fiscal year 2008, the higher targeted equity awards described above resulted in the following approximate mixes for our Named Executive Officers:

Fiscal Year 2008 Cash and Equity Mix (%)
Total cash	12 - 29
Total equity	71 - 88

        Our allocations reflect our belief that a significant portion of a Named Executive Officer's compensation should be performance-based and therefore at-risk based on Adobe's performance. Performance goals are selected to provide significant upside for strong performance, as well as downside exposure for underperformance. Through the use of stock options, a significant portion of potential compensation is tied directly to stock price appreciation, further aligning the interests of our Named Executive Officers with those of our stockholders. Through our use of performance shares, which are subject to performance- and time-based vesting conditions, we believe we can focus executives on near-term performance goals while also providing for meaningful long-term retention. The one-year performance period under our performance programs, which determines the total number of shares eligible to be earned, includes significant benefits for overachievement (potentially doubling a Named Executive Officer's fiscal year 2008 award) but also significant consequences for underachievement, namely, forfeiture of the entire award. Furthermore, the performance shares include three additional years of vesting in order to earn the full award, increasing the retention value of the awards. In addition, by providing a meaningful short-term cash incentive opportunity, with similar benefits for overachievement and consequences for underachievement, we believe we can further focus the efforts of our Named Executive Officers on short-term goals, the achievement of which may not be directly reflected in stock price appreciation.

        For purposes of determining the target annual compensation opportunity for fiscal year 2008, incentive compensation was assumed to be earned at 100% incentive achievement levels, with equity valuations based on $35 per share, which approximated the underlying value of our common stock at the time the grants were made; stock options were valued using the Black-Scholes option pricing model and performance shares were valued at $35 per share. Since incentive cash and equity awards have both upside opportunities and downside risks, the target percentages set at the beginning of a fiscal year may not reflect the percentage of compensation actually earned.

Elements of Compensation

Base Pay

        The Executive Compensation Committee increased Mr. Narayen's annual base salary from $600,000 to $875,000 at the beginning of fiscal year 2008 to reflect his promotion to Chief Executive Officer, his new role and responsibilities, his past and anticipated potential performance, and comparisons of compensation levels at direct peer companies. In determining Mr. Narayen's compensation, the Executive Compensation Committee also considered the likely compensation levels that would have been required to recruit and hire a chief executive officer externally. Based on these factors, the Executive Compensation Committee determined that Mr. Narayen's base salary should be targeted at approximately the 60th percentile of our direct peer companies and this salary increase set Mr. Narayen's base salary at such level.

        For fiscal year 2008, the Executive Compensation Committee approved increases to the following Named Executive Officers' annual base salaries, based largely on comparisons of base salaries at direct peer companies, as well as the strong performance in fiscal year 2007 of each of these Named Executive Officers:

Named Executive Officer	Increase	2007 Salary	2008 Salary
Mark Garrett	7.37%	$475,000	$510,000
Matthew Thompson	6.00%	$425,000	$450,500
John Loiacono	5.05%	$448,800	$471,450

        The fiscal year 2008 salary increases raised these Named Executive Officers' respective annual base salaries, effective February 1, 2008, to approximately the 60th percentile for our direct peer companies. Mr. Loiacono became an executive officer on December 1, 2007.

        Mr. Lynch became an executive officer in April 2008 after he was promoted to Chief Technology Officer. Therefore, prior to his promotion, his fiscal year 2008 cash compensation had already been established by Mr. Narayen and his option award had been approved by Adobe's Management Committee (consisting of our Chief Executive Officer and our Senior Vice President, Human Resources), both in accordance with Adobe's standard practice for non-officers, based on his position, competitive data gathered by management, and his past performance and expected future contributions. The Executive Compensation Committee had approved Mr. Lynch's 2008 performance share award prior to his promotion, as it does for all such awards. At the time of his promotion, the Executive Compensation Committee elected not to make changes to his compensation.

Cash Incentives

  Annual Cash Bonus Plan

      Philosophy and Target Bonus Percentages

        In fiscal year 2006, our Executive Compensation Committee and stockholders approved our Executive Cash Performance Bonus Plan (the "Executive Bonus Plan"). Bonuses paid under the Executive Bonus Plan to covered employees may therefore qualify as deductible "performance-based compensation" within the meaning of Section 162(m) of the Code. The Executive Bonus Plan will continue until the earlier of (i) the date the Executive Compensation Committee terminates the plan, and (ii) the last day of the plan year ending in 2010, unless the Executive Bonus Plan is re-approved by our Executive Compensation Committee and our stockholders prior to such date. The payment of bonuses under the Executive Bonus Plan is contingent upon the achievement of pre-determined performance goals, which are generally set annually. The objectives of the Executive Bonus Plan are to:

  •
  drive revenue growth and operating profit achievement;

  •
  drive execution of operating plan and strategic financial objectives; and

  •
  reward executives when Adobe meets these objectives.

        The target cash bonus opportunity makes up a larger portion of a Named Executive Officer's potential total target compensation and total target cash compensation as the executive's level of responsibility increases. The Executive Compensation Committee compares the size of each target bonus percentage to the direct peer company data provided by its independent compensation consultants and to the target bonus percentages of our other executives in light of their responsibilities and achievements. The target bonus is expressed as a percentage of base salary earned during the year.

        The target bonus percentages in fiscal year 2008 for all Named Executive Officers remained the same as in fiscal year 2007, except those of Messrs. Narayen and Loiacono. Mr. Narayen's target bonus percentage was increased from 110% to 125% in light of his promotion to Chief Executive Officer, thereby setting his target cash incentive opportunity at approximately the 60th percentile for our direct peers. Mr. Loiacono's target bonus percentage was increased from 60% to 70% based on competitive market data and the size and complexity of his business unit, thereby setting his target cash incentive opportunity at approximately the 60th percentile for our direct peers. For fiscal year 2008, the target bonus percentages are shown in a chart set forth below under "Results," along with actual achievements.

      Performance Measures

        Once our Board approves our internal operating plan for an upcoming year, the Executive Compensation Committee adopts a threshold performance level and a maximum performance level based on that internal operating plan. The threshold performance level must be achieved for the fiscal year in order for any bonuses to be earned under the Executive Bonus Plan. Our performance goals under the Executive Bonus Plan were not altered after they were adopted, despite the significant global economic downturn during the fiscal year.

        For fiscal year 2008, the Executive Bonus Plan required that Adobe achieve a threshold revenue performance level in order for Named Executive Officers to be eligible to earn any bonus under the plan, and that Adobe achieve separate minimum adjusted revenue and adjusted operating profit targets set forth in a matrix in order to fund the Executive Bonus Plan. If each of these performance levels, described in detail below, were not met, no bonuses would be earned. For fiscal year 2008, the minimum threshold performance level to earn any bonus under the Executive Bonus Plan was achievement of 90% of Adobe's revenue target of $3.57 billion under the operating plan, calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). If this threshold measure was achieved, a matrix was used to calculate the funding pool, if any, for the Executive Bonus Plan based on achievement of (i) Adjusted Revenue, used in this discussion to mean revenue adjusted for shippable backlog, and (ii) Adjusted EBP Non-GAAP Operating Profit, used in this discussion to mean our Non-GAAP operating profit plus the operating profit associated with shippable backlog and excluding profit sharing, quarterly incentive plan payments and annual incentive plan payments (including the Executive Bonus Plan). Adobe's Non-GAAP operating profit excludes the stock-based compensation impact of Statements of Financial Accounting Standards No. 123 (revised 2004) ("SFAS 123R"), "Share Based Payment," deferred compensation expense, restructuring charges, and amortization of purchased intangibles, technology license arrangements and incomplete technology.

        The funding matrix assigns a funding percentage based on the percentage achievement of the targets for (i) Adjusted Revenue and (ii) EBP Adjusted Non-GAAP Operating Profit compared to our internal operating plan. In order for the Executive Bonus Plan to be funded in fiscal year 2008, we had to achieve 95% or more of our Adjusted Revenue target of $3.57 billion and 90% or more of our Adjusted EBP Non-GAAP Operating Profit target of $1.522 billion for fiscal year 2008, with achievement of these minimum amounts resulting in the minimum funding of 27% of target levels. The maximum funding of 200% of the target funding under the Executive Bonus Plan for fiscal year 2008 required achievement of at least (i) 95% of our Adjusted Revenue target (which would require achievement of at least 125% of our Adjusted EBP Non-GAAP Operating Profit target), or (ii) 110% of our Adjusted EBP Non-GAAP Operating Profit target (which would require achievement of at least 110% of our Adjusted Revenue target), with the exact percentage of one of the metrics required to achieve a maximum award dependent on the percentage achievement of the other metric. If the maximum funding for the pool was achieved, each Named Executive Officer could earn a bonus under the Executive Bonus Plan of not more than 200% of his target bonus percentage. The amount actually earned, after determining the funding level as described above, was determined based on the Named Executive Officer's individual results percentage and the unit multiplier percentage, both of which are described below.

        In fiscal year 2008, as further described below, Adobe achieved the initial threshold measure of 90% of Adobe's revenue target under the internal operating plan and achieved Adjusted Revenue at 100% and Adjusted EBP Non-GAAP Operating Profit at 103% of the targets. Therefore, the incentive bonus for each Named Executive Officer was calculated as follows:

Target Bonus ($)	X	Unit Multiplier (%)	X	Individual Results (%)	=	Bonus Payment
Base salary times applicable target bonus percentage
		Derived from (i) aggregating the target bonuses of all participants in the Executive Bonus Plan at 100% of target (ii) multiplied by the funding level determined under the funding matrix, (iii) allocating a portion of the funding pool thus determined to each business or functional unit of Adobe based on that unit's relative contribution to Adobe's success, and then (iv) dividing the allocated funding level for each business or functional unit by the aggregate target bonuses of participants working within each such business or functional unit. The maximum unit multiplier was 200% and the minimum unit multiplier was 100%		Based on each Named Executive Officer's achievement of individual goals tied to the corporate operating plan and strategic objectives; could not exceed 100%

      Results

        The Executive Compensation Committee believed, at the time the corporate and individual goals were set for fiscal year 2008, that the Executive Bonus Plan goals were achievable, but only with significant effort. Adobe achieved 100% of the Adjusted Revenue target and 103% of the Adjusted EBP Non-GAAP Operating Profit target due to the significant efforts of our management team. These results reflect, in large part, the continued successful shipment of Adobe Creative Suite 3 and its positive market reception as well as the launch of Adobe Creative Suite 4, continued adoption of our Acrobat 8 family of products as well as the launch of our Acrobat 9 family of products, and our outstanding expense management. Comparing Adobe's fiscal years 2008 and 2007 reported GAAP results, our revenue grew by $422 million, or 13%, and our operating profit grew by $171 million, or 20%, highlighting our solid performance in fiscal year 2008, particularly given that fiscal year 2007 was an exceptionally strong year for Adobe and the serious global economic downturn experienced during fiscal year 2008. Application of the fiscal year 2008 funding matrix under the Executive Bonus Plan to the achieved level of our corporate goals against the revenue and operating profit targets yielded a corporate funding level of 115% of the target pool for the Executive Bonus Plan.

        The unit multiplier and individual achievement for Mr. Narayen was determined by the Executive Compensation Committee after discussions with the Board. The Executive Compensation Committee assessed the relative contribution of Mr. Narayen's performance to Adobe's overall success and reviewed his individual goals to determine achievement against such goals, including meeting Adobe's revenue and operating profit targets, despite the serious economic downturn during the fiscal year, as well as key product development and shipment targets. The Executive Compensation Committee therefore approved a unit multiplier for Mr. Narayen of 115%, equivalent to the funding level, and an individual result of 100%.

        The unit multipliers and individual achievements for the other Named Executive Officers were recommended by our Chief Executive Officer and approved by the Executive Compensation Committee. The Executive Compensation Committee determined that each business and functional unit contributed significantly to our success and therefore the Executive Compensation Committee did not adjust the unit multipliers from the 115% funding level determined under the matrix. The Executive Compensation Committee and the Chief Executive Officer expected that Named Executive Officers who were performing well and who met performance objectives set during the year should achieve 100% on their individual results; we strove to differentiate between positions and performance by varying target bonus percentages and equity awards. On the individual goals, the Executive Compensation Committee assessed the relative contribution of the Named Executive Officers to Adobe's overall success and considered Mr. Narayen's assessment of their overall achievement of key metrics to determine the Named Executive Officers' achievements. These assessments included their contributions towards meeting or exceeding Adobe's product development goals and financial targets as well as meeting expense and organizational objectives. In particular, each Named Executive Officer achieved or exceeded new goals related to Adobe's restructuring and containment of costs in the fall of fiscal year 2008, which were established as economic conditions rapidly deteriorated. The Executive Compensation Committee considered and approved the final performance achievements of these Named Executive Officers consistent with the recommendations submitted by our Chief Executive Officer. This resulted in the unit multipliers and individual results set forth in the table below.

        As a result of the annual funding achievement and the individual results discussed above, each Named Executive Officer received the following fiscal year 2008 annual cash bonus payments:

Name	Salary(1) ($)	Target Bonus Percentage (%)	Target Bonus(2) ($)	Actual Unit Multiplier (%)	Actual Individual Results (%)	Actual Bonus Payment(2) ($)
Shantanu Narayen	875,000	125	1,093,750	115	100	1,257,812
Mark Garrett	504,167	85	428,542	115	100	492,823
Kevin Lynch	414,583	60	248,750	115	100	286,063
Matthew Thompson	446,250	85	379,312	115	100	436,209
John Loiacono	467,675	70	327,373	115	100	376,478

(1)
Actual base salary earned during fiscal year 2008 shown (including any salary increases awarded during the year).

(2)
Target bonus amount and actual bonus payment are calculated based on base salary amounts earned during the fiscal year.

      Fiscal Year 2009

        For fiscal year 2009, Adobe adopted an annual cash bonus plan under the Executive Bonus Plan that will operate in a similar fashion, using the same general performance criteria, as the Executive Bonus Plan for fiscal year 2008. Due to the uncertain economic environment, however, the Executive Compensation Committee has lowered the minimum matrix achievement levels to 90% and 75%, respectively, for the Adjusted Revenue and Adjusted EBP Non-GAAP Operating Profit metrics that result in the minimum potential payments of 23% of the target bonus percentage of each executive officer, thereby mitigating some of the risk under the plan. To counter this lower risk profile, the Executive Compensation Committee has also significantly lowered the overachievement benefits under this annual cash bonus plan. Maximum bonuses for fiscal year 2009 will be capped at 110% of the target bonus percentage of each executive officer.

  Discretionary Annual Bonus Pool

        Adobe also has an annual bonus pool of $60,000 approved by our Executive Compensation Committee that may be awarded by our Chief Executive Officer to other executive officers, including Named Executive Officers, as special recognition bonuses. No bonuses were awarded in fiscal year 2008 from this bonus pool.

Equity Incentives

        The equity incentive component of our executive compensation program consists of grants of new hire and annual stock options, restricted stock units and performance shares. We use equity compensation to motivate and reward strong performance and to retain valued executives, as equity compensation typically vests over a period of four years after the date of grant. New-hire equity grants also act as a means to attract and retain qualified candidates. Adobe strongly believes that equity awards serve to align the interests of its executives with those of its stockholders. By having a significant majority of the Named Executive Officers' target compensation payable as equity compensation and, thus, subject to a higher risk of loss, our executives are motivated to align themselves with our stockholders when taking actions that will benefit us in the long-term.

        For fiscal year 2008, the Executive Compensation Committee, with input from Semler Brossy, management and our Chief Executive Officer (other than with respect to his own compensation), determined the level of equity compensation opportunity based upon direct peer company data and each Named Executive Officer's relative position, responsibilities, performance over the previous fiscal year, unvested equity holdings, and anticipated future performance and responsibilities, as well as the importance of retaining the executives during Mr. Narayen's transition to Chief Executive Officer. As noted above in describing cash incentives, Adobe believes that the target equity compensation opportunity should make up a greater portion of a Named Executive Officer's potential total compensation as the executive's level of responsibility increases. In addition, for all Named Executive Officer equity grants, the Executive Compensation Committee reviews the data compiled by its independent compensation consultants, assisted by management, on equity grants at direct and reference peer companies and, consistent with the discussion under cash incentives, generally targets total annual equity awards at approximately the 60th to 75th percentile of direct peer company grants of annual equity award compensation for target performance. Equity awards are viewed in the aggregate when evaluating our positioning with respect to our peer companies, because we and these peer companies award equity in a variety of ways (stock options, restricted stock, restricted stock units and/or performance shares) and because the market data we review evaluates the equity awards on an aggregate basis only, not based on each type of equity awards.

        Separately from the determination of equity compensation levels, the Executive Compensation Committee, with input from our Chief Executive Officer (other than with respect to his own compensation) and management, determined the mix of equity awards to achieve the desired level of equity compensation and the desired performance and retention objectives. For fiscal year 2008, the Executive Compensation Committee approved an equity mix of 50% stock options and 50% performance shares, based on the value of the awards, for our Named Executive Officers, except Mr. Narayen. The Executive Compensation Committee believes that its general allocation of 50% stock options (which are tied to stock performance) and 50% performance shares (which are tied to our financial performance) for annual awards provides the best balance of risk/reward and retention factors. This decision by the Executive Compensation Committee exemplifies the fundamental belief by the Executive Compensation Committee that performance should continue to be a significant factor in our overall equity compensation program. Both types of awards typically vest over four years, providing a retention mechanism. As noted below, executive officers do not pay any purchase price for performance shares, meaning the awards have value, once the performance threshold is achieved, even if our stock price does not rise, and therefore performance shares have a greater value, on a per-share basis, at the time of grant than stock options. Performance shares also require that Adobe perform in order for the shares to be earned by the executive, providing an incentive for our executives to ensure that Adobe performs well. We recognize that considerable reliance on performance-based compensation results in a greater potential risk of loss of compensation to the executive, however, and accordingly, the achievement of 100% of the targets under our performance-based share plan results in 110% payout of target shares. This payout at 100% achievement by Adobe is therefore somewhat higher than for our direct peer group companies (as the target award amounts are the amounts we compare to our direct peers), because our direct peer group companies generally do not rely as heavily on performance-based compensation and therefore their executives do not face as high a risk of loss.

        The Executive Compensation Committee approved an equity mix for Mr. Narayen of approximately 75% stock options and 25% restricted stock units for the portion of the award targeted for his long-term retention, and 50% stock options, 50% performance shares for the annual grant portion of the award. The Executive Compensation Committee believed that the significant portion of options in the retention-focused portion of Mr. Narayen's grant provided the appropriate emphasis on Adobe's performance, as the options will not have value to Mr. Narayen unless our stock price rises, and the extended vesting applied by the Executive Compensation Committee (as described below) means that this rise must occur over the long term. The restricted stock unit award is consistent with awards given to other chief executive officers upon their appointment and provides some risk mitigation for Mr. Narayen, but it is also subject to extended vesting terms (as described below), so he must remain with Adobe through this critical period to benefit from the award. Furthermore, an increase in the value of Adobe stock over the long term will increase the value of this restricted stock unit award as well.

        The Executive Compensation Committee reviewed the equity grant proposals for all Named Executive Officers in light of Mr. Narayen's promotion to Chief Executive Officer; Adobe's need to ensure that the executive team was aligned to support him; market data from direct peer companies for each position; peer positioning internally within Adobe; and the relative retention hold of the unvested equity held by each Named Executive Officer given their respective positions, past performance, and their expected future contributions and value to Adobe. After considering these factors, the Executive Compensation Committee determined that it was appropriate to include a higher level of total target equity grants (that is, in the 75th to 90th percentile range of our direct peers) than usual, to reflect both Adobe's overall philosophy regarding annual grants and, because these grants would vest over four years, to retain the Named Executive Officers during this critical transition period.

  Stock Option Grants

        Stock options were granted with an exercise price that was equal to the closing price of our common stock on the grant date as reported on NASDAQ. As a result, our Named Executive Officers will only be able to realize value if our common stock price rises and our stockholders also realize value. Stock options also function as a retention incentive for our executives, as our stock options typically vest in monthly installments over a period of four years after the date of grant, except for new-hire grants, which vest 25% on the first anniversary of the grant date and then monthly thereafter for the following three years, subject to certain acceleration provisions as described below. After considering Mr. Narayen's new role as Chief Executive Officer, his unvested equity holdings, and Adobe's promotion philosophy, the Executive Compensation Committee granted him a significant option grant that included extended initial vesting terms for the majority of the grant in order to promote his long-term retention. Based on the factors and mixes described above, in fiscal year 2008, we granted options to our Named Executive Officers as follows:

Name	Options Granted (#)
Shantanu Narayen	871,000	(1)
Mark Garrett	120,000
Kevin Lynch	120,000
Matthew Thompson	94,000
John Loiacono	94,000

(1)
Includes 603,000 shares that will vest as to 1/3 of such shares on the third anniversary of the grant date and 2/3 of such shares on the fourth anniversary of the grant date, and 268,000 shares that will vest monthly over four years according to Adobe's standard vesting schedule.

      Fiscal Year 2009

        The Executive Compensation Committee continued to grant 50% of the equity value for Named Executive Officers in stock options for its fiscal year 2009 awards on substantially the same terms as the fiscal year 2008 awards.

  2008 Performance Share Program

      Philosophy and Grants

        In fiscal year 2008, the Executive Compensation Committee continued to grant performance share awards as part of its fundamental belief that performance should continue to be a significant factor in our overall equity compensation program. Currently, performance share awards are in the form of stock-settled restricted stock units. The performance share awards granted in fiscal year 2008 are subject to the terms of our 2008 Performance Share Program, and any shares earned under the awards are issued pursuant to the terms of our 2003 Plan. The size of the fiscal year 2008 awards was determined based on a one-year performance cycle. The first 25% of the units subject to the awards vest on the later of the certification by the Executive Compensation Committee of the achievement of the performance goals (the achievement of which determines the final amount of shares subject to the award) and the one-year anniversary of the grant date. The remaining 75% of the unvested units (as determined based on results from the one-year performance period) are subject to time-based annual vesting over the next three years (subject to certain acceleration provisions as described below).

        Shortly after the start of fiscal year 2008, the Executive Compensation Committee determined the threshold, target and maximum number of shares subject to each performance share award for our Named Executive Officers based on the direct peer company data that it reviewed and the individual's historical performance, the importance of retaining executives during Mr. Narayen's transition to Chief

Executive Officer, the individual's expected future contributions, peer positioning internally within Adobe, and the unvested equity held by each Named Executive Officer. Each Named Executive Officer was granted an award (in the form of a restricted stock unit) for the maximum number of shares that he could earn based on the maximum achievement of the pre-established performance metrics, with the actual award to be earned subject to a clawback based on actual performance achievement in the event of less than maximum performance.

        As described above, awards typically vest over four years. On each vesting date, the shares of common stock subject to the performance share award that have vested are issued to the executive. No purchase price is paid for the shares. As a result, the common stock has value even if our common stock price does not increase. For this reason, performance share awards typically include fewer shares than stock options and therefore do not create as much potential dilution for stockholders.

      Performance Measures

        The 2008 Performance Share Program required that Adobe achieve a threshold revenue performance level in order for Named Executive Officers to be eligible to earn any shares under the program, and that Adobe achieve separate minimum adjusted revenue and adjusted operating profit targets set forth in a matrix in order for the plan to pay out any shares under the program. If each of these performance levels, described in detail below, were not met, the entire award would be forfeited. As an initial performance threshold, the 2008 Performance Share Program required that Adobe achieve GAAP revenue of at least 90% of our internal operating plan for fiscal year 2008 (which was $3.57 billion) before any Named Executive Officer earned shares pursuant to the award. If this initial performance hurdle was not achieved, the entire award would be forfeited.

        If the initial performance threshold was achieved, the actual number of shares earned was determined based on the achievement of two metrics at fiscal year end: (i) Adjusted Revenue and (ii) Adjusted PS Non-GAAP Operating Profit. Adjusted PS Non-GAAP Operating Profit means Non-GAAP operating profit plus the operating profit associated with shippable backlog. If Adobe achieved 95% of our targeted Adjusted Revenue target of $3.57 billion and 90% of our targeted Adjusted PS Non-GAAP Operating Profit target of $1.3946 billion under the operating plan for fiscal year 2008, the threshold award, equal to 38% of the target award, would be earned, and any excess restricted stock units would be forfeited. The maximum award that could be earned by a Named Executive Officer was 200% of the target amount. This maximum level of payout required achievement of at least (i) 95% of our Adjusted Revenue target (which would require achievement of at least 125% of our Adjusted PS Non-GAAP Operating Profit) or (ii) 108% of our Adjusted PS Non-GAAP Operating Profit target (which would require achievement of at least 110% of our Adjusted Revenue), with the exact percentage of one of the metrics required to achieve a 200% award dependent on the percentage achievement of the other metric.

        The same GAAP revenue and Adjusted Revenue metrics, and similar adjusted Non-GAAP operating profit metrics (adjusted for both our equity and cash plans to include the operating profit associated with shippable backlog and also adjusted in the case of the Executive Bonus Plan to remove the effects of cash bonus and profit sharing plans), are used as targets for both our equity and cash incentive plans because of their importance to Adobe as metrics of financial health and as goals that are expected to provide value to our stockholders. The payouts under the equity and cash incentive plans for achieving these targets are weighted more heavily towards equity, as 100% achievement of similar goals results in 110% payout of target equity incentives but 100% payout of target cash incentives. The Executive Compensation Committee believes this weighting better aligns the Named Executive Officers' interests with our stockholders' interests.

      Results

        As discussed above with respect to our Executive Bonus Plan, the Executive Compensation Committee believed, at the time the goals were set for fiscal year 2008, that the performance goals were achievable but only with significant effort. These targets were not altered after they were adopted. Our actual performance for fiscal year 2008 was 100% of the Adjusted Revenue target and 103% of the Adjusted PS Non-GAAP Operating Profit target. As discussed above, these results reflect, in large part, the continued successful shipment of Adobe Creative Suite 3, and its positive market reception as well as the launch of Adobe Creative Suite 4, continued adoption of our Acrobat 8 family of products as well as the launch of our Acrobat 9 family of products, and our outstanding expense management. Comparing Adobe's fiscal years 2008 and 2007 reported GAAP results, our revenue grew by $422 million, or 13%, and our operating profit grew by $171 million, or 20%, highlighting our solid performance in fiscal 2008, particularly given that fiscal year 2007 was an exceptionally strong year for Adobe and in light of the serious global economic downturn experienced during fiscal year 2008. Therefore, in fiscal year 2008, the 2008 Performance Share Program yielded a funding level of 124%, resulting in the following awards to our Named Executive Officers:

Name	2008 Performance Shares Target Award Amount(1) (#)	2008 Performance Shares Maximum Grant Amount(2) (#)	2008 Performance Shares Achieved(3) (#)
Shantanu Narayen	86,000	172,000	106,640
Mark Garrett	39,000	78,000	48,360
Kevin Lynch	39,000	78,000	48,360
Matthew Thompson	30,000	60,000	37,200
John Loiacono	30,000	60,000	37,200

(1)
Achievement of exactly 100% of Adjusted Revenue target and 100% of the Adjusted PS Non-GAAP Operating Profit target would result in performance shares achieved of 110% of the target award amounts shown in this table.

(2)
The maximum number was granted, but that maximum number was subject to a clawback to the achieved amount shown in the third column above based on actual achievement of both the initial performance threshold and the Adjusted Revenue and Adjusted PS Non-GAAP Operating Profit targets.

(3)
Certification and the initial vesting of 25% of the shares occurred in January 2009; the remainder of the shares are subject to 25% annual vesting over the next three years.

      Fiscal Year 2009

        For fiscal year 2009, Adobe adopted the 2009 Performance Share Program which will operate in a similar fashion, using the same general performance criteria, as the plan for fiscal year 2008. Due to the uncertain economic environment, however, the Executive Compensation Committee has lowered the minimum matrix achievement levels to 90% and 75%, respectively, for the Adjusted Revenue and Adjusted PS Non-GAAP Operating Profit metrics; achievement of these minimum performance levels would result in minimum payments of 21% achievement of the target performance share amount, thereby mitigating some of the risk under the 2009 Performance Share Program. To counter this lower risk profile, the Executive Compensation Committee has also significantly lowered the overachievement benefits under the 2009 Performance Share Program. Maximum awards for fiscal year 2009 will be capped at 115% of each Named Executive Officer's target award and 100% achievement of both metrics will result in 105% achievement of the target performance share amount. Furthermore, in light of the continuing economic turmoil and limited visibility into Adobe's likely performance over the coming year, the Executive Compensation Committee also decided to change the equity mix for its

Named Executive Officers in fiscal year 2009 by continuing to grant 50% of the equity value in stock options, but granting only 25% of the equity value in performance share awards and the remaining 25% in restricted stock unit awards.

  Restricted Stock Unit Grants

        In considering the appropriate equity grants to retain Mr. Narayen in his new role as Chief Executive Officer in fiscal year 2008, particularly in light of market data from Adobe's direct peer companies, Mr. Narayen's current unvested equity holdings, and Adobe's philosophy that a mix of stock options and stock grants provide the most appropriate retention, the Executive Compensation Committee believed that it was important to provide long-term retention that included grants of both stock options and a form of stock award, both to mitigate some of the risk of the award for Mr. Narayen and to be consistent with recent equity awards made by our direct peers, our reference peers and other high-technology companies to new chief executive officers. The Executive Compensation Committee selected a mix of 75% stock options and 25% stock as the best mix for this purpose given the strong incentive it provides for a long-term increase to stockholder value, as the stock options will have no value if the share price does not increase. Normally, newly hired Adobe executives would receive a performance share award (or a restricted stock unit award, if hired after a significant portion of the performance period has passed) that vests annually over four years, if earned. Because of the longer-term retention goal for this portion of the award, however, the Executive Compensation Committee viewed a one-year performance period (even with continued vesting over additional years) as inappropriate for determining the final size and therefore the long-term holding power of the grant. The Executive Compensation Committee also considered market data from Semler Brossy and management regarding equity awards given to new chief executive officers at our direct peers, our reference peers and other high-technology companies. After considering these factors, the Executive Compensation Committee decided to make the stock portion of the award to Mr. Narayen in restricted stock units, but with a considerably longer initial vesting period than Adobe's usual vesting. After considering these factors and advice from Semler Brossy, the Executive Compensation Committee granted Mr. Narayen 64,000 restricted stock units with extended vesting terms: 50% of the grant vests on the fourth anniversary of grant and 50% on the fifth anniversary.

      Fiscal Year 2009

        As discussed above, in light of uncertain economic conditions, the Executive Compensation Committee made changes in the equity mix for its Named Executive Officers for fiscal year 2009 by granting 25% of the value of the equity awards as restricted stock unit awards with four-year annual vesting.

Granting Guidelines for Equity Compensation

        In early fiscal year 2007, Adobe adopted written equity grant guidelines setting forth our grant practices and procedures for all equity grants. Pursuant to these guidelines, as updated, the effective grant date for our annual equity awards granted to our employees, including Named Executive Officers, is January 24th of each year, or the first trading day thereafter, unless another date is approved and documented by the Executive Compensation Committee. In addition, the effective grant date for executive officer new hire option grants is the 15th day of the month following the executive officer's hire date, or the first trading day thereafter. The effective grant date for non-executive officer new hire option grants is the 15th day of the month following the month of the employee's hire date, or the first trading day thereafter. The effective grant date for executive officer new hire restricted stock unit and performance share awards is the executive officer's hire date unless the performance share program for the current fiscal year has not yet been adopted (in which case the performance share award will be granted when the program is adopted). Grants of restricted stock units and performance shares for non-executive officer new hires are granted quarterly in connection with the next scheduled meeting of the Executive Compensation Committee, unless the performance share program for the current fiscal year has not yet been adopted (in which case the performance share award will occur when the plan is adopted). Because the grant dates are pre-established, the timing of the release of material nonpublic information does not affect the grant dates for equity awards, and Adobe does not time the release of material nonpublic information based on equity award grant dates.

        Our Executive Compensation Committee approves all grants made to our executive officers, as well as all restricted stock unit and performance share grants, at an in-person or telephonic meeting on or before the grant date. Our Board has also delegated to the Management Committee the authority to approve individual stock option grants to all non-executive officers and employees in accordance with the grant guidelines described above.

        All stock option grants are granted with an exercise price equal to or (for example, in some instances for grants outside the United States) greater than the fair market value of the underlying stock on the effective grant date (or, in accordance with the terms of our approved equity plans, the fair market value of the underlying stock on the date prior to the effective grant date, if a grant is made on a non-trading day).

Ownership Guidelines and Policies

Stock Ownership Guidelines

        As part of our overall corporate governance and compensation practices, in 2003, our Board adopted stock ownership guidelines for our executive officers, which the Executive Compensation Committee reviews annually with respect to executive officers. These guidelines were designed to align our executive officers' interests with our stockholders' long-term interests by promoting long-term share ownership by our executives. The Board also reviews the guidelines annually with respect to the directors. The Executive Compensation Committee reviews quarterly reports of the stock activity of our executive officers and directors. As of November 28, 2008, each of our Named Executive Officers was in compliance with the applicable guidelines. With respect to our Named Executive Officers, the guidelines currently state that:

  •
  Our Chief Executive Officer should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and taxes, and excluding shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following sale of such shares, the total number of Adobe shares held by our Chief Executive Officer equals or exceeds 150,000 shares.

  •
  Each President, Executive Vice President and the Chief Financial Officer should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and taxes, and excluding shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following the sale of such shares, the total number of Adobe shares held by such President, Executive Vice President or the Chief Financial Officer equals or exceeds 50,000 shares.

  •
  Each Senior Vice President should hold 25% of the net shares acquired (after deducting shares sold to cover the exercise price and taxes, and excluding shares acquired through Adobe's Employee Stock Purchase Plan) from Adobe for two years unless, following the sale of such shares, the total number of shares held by such Senior Vice President equals or exceeds 25,000 shares.

        For purposes of these guidelines, an "acquired share" includes shares of vested restricted stock, restricted stock units, performance shares, performance units and shares issued from the exercise of vested options. "Net shares acquired" means acquired shares remaining after deducting acquired shares sold to cover the exercise price and withheld taxes. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned, shares acquired through the Employee Stock Purchase Plan, vested restricted stock, vested restricted stock units and shares issued from the exercise of vested options, as well as vested shares or units deferred into our nonqualified deferred compensation plan (the "Deferred Compensation Plan").

        The Board will evaluate whether exceptions should be made in the case of any covered person who, due to his or her unique financial circumstances, would incur a hardship by complying with these guidelines. No such exceptions were granted in fiscal year 2008.

Hedging Policy

        Adobe's policies do not permit any employees, including our Named Executive Officers, to "hedge" ownership by engaging in short sales or trading in any derivatives involving Adobe securities.

Retirement and Deferred Compensation Benefits

        We do not provide our Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor do we provide them with retiree health benefits. Adobe employees, including the Named Executive Officers, may participate on the same basis as other employees in Adobe's 401(k) Retirement Savings Plan (the "401(k) Plan"), which provides for a matching contribution by Adobe of 50% of the first 6% of the employee's eligible compensation up to a maximum matching contribution of $6,900 for the 2008 plan year and $7,350 for the 2009 plan year. Adobe makes a matching contribution to help attract and retain employees and to provide an additional incentive for our employees to save for their retirement in a tax-favored manner.

        Adobe also maintains a Deferred Compensation Plan for senior management and our Board. The Deferred Compensation Plan was adopted to give certain employees, including our executive officers, and our directors the ability to defer receipt of income to a later date, which may be an attractive tax planning opportunity. Adobe offers this Deferred Compensation Plan to remain attractive to current and potential executives in a highly competitive market for executive talent. Adobe generally does not contribute to the Deferred Compensation Plan on behalf of the participants, and therefore, Adobe's cost to maintain the Deferred Compensation Plan is limited to administration expenses, which are minimal. No Named Executive Officers participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2008.

Perquisites and Additional Benefits and Programs

        We provide limited perquisites to our Named Executive Officers. In considering potential perquisites, the Executive Compensation Committee reviews the cost to Adobe as compared to the perceived value to Adobe. We offer our Named Executive Officers an annual physical paid for by us. We believe that the good health of our executives is important to our business.

        In addition, we maintain a limited membership in a Marquis Jet Card Program. Adobe's policy related to this program allows our Chief Executive Officer the use of a private jet for business travel. Other executive officers and employees may accompany the Chief Executive Officer for business purposes only. In addition, our policy allows family members to accompany a participating executive during business travel, if related costs for the family members are paid for by the executive officer. This policy was adopted to allow for efficient travel by the participating executives, which we believe is consistent with the market standard, including allowing family to travel with the executive if related costs for the family members are paid by the executive. No family members accompanied our executives on the aircraft during fiscal year 2008.

        We also provide the following benefits to our Named Executive Officers, on the same terms and conditions as provided to all other eligible employees:

  •
  health, dental insurance and vision;

  •
  life insurance;

  •
  Employee Stock Purchase Plan;

  •
  medical and dependent care flexible spending account;

  •
  short-and long-term disability, accidental death and dismemberment;

  •
  tax gross-up for Platinum Club attendees;

  •
  401(k) Plan; and

  •
  Deferred Compensation Plan.

        Platinum Club is an exclusive trip to reward top salespeople; each participant is allowed to bring a guest. The reward includes the trip itself and personal acknowledgements of their contributions from our executives. Adobe provides tax gross-ups for all attendees to offset any negative tax impact they may otherwise experience. Messrs. Narayen and Thompson attended Platinum Club as part of their business duties, together with their respective spouses, and received the tax gross-up bonuses provided to all attendees.

        We believe these benefits to be consistent with benefits provided by companies with which we compete for executive-level talent.

Severance and Change of Control Compensation

        Except in limited circumstances, such as when an employment agreement that provides for severance is assumed as part of a corporate transaction or as part of an executive transition plan, we do not enter into employment agreements providing for severance benefits with our U.S. employees, except with respect to a change of control. Each of our Named Executive Officers is employed "at will."

        Each of our Named Executive Officers is, or could be, an eligible participant in our Executive Severance Plan in the Event of a Change of Control (the "Executive Severance Plan"), which provides for severance payments and full vesting acceleration to our executive officers upon involuntary termination upon or following a qualifying change of control. Our Executive Compensation Committee believes that change of control vesting and severance benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that an executive officer departs Adobe before an acquisition is consummated. We believe that a pre-existing plan will allow our executive officers to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. We further believe that our Executive Severance Plan ensures stability and will enable our executive officers to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. Severance payments and benefits under our Executive Severance Plan are provided only upon qualifying terminations upon or following a change of control so that an acquirer that wishes to retain Adobe's management team during a transition period or over the long-term will have an opportunity to do so.

        In addition, Adobe had previously entered into a separate Retention Agreement with Mr. Narayen, which was amended in February 2008 by the Executive Compensation Committee as a result of his new position as our Chief Executive Officer to provide that all of his equity grants would vest in full on the date of a change of control, as well as to include certain other changes as described below in the section entitled "Potential Payments upon Termination and/or a Change of Control" contained in this proxy statement. The provision of full equity vesting upon a change of control was approved by the Executive Compensation Committee after a request from Mr. Narayen. The Executive Compensation Committee considered the unique position of chief executive officer in a change of control context and market practice information specific to chief executive officers from Semler Brossy in deciding to provide this benefit. This Retention Agreement also provides for severance payments and benefits in connection with an involuntary termination upon or following a qualifying change of control. Mr. Narayen may only receive benefits under our Executive Severance Plan if he waives all benefits under his Retention Agreement. The levels of severance payments and benefits in Mr. Narayen's Retention Agreement have not been changed and were based on his position level at the time he became eligible to receive his original Retention Agreement. These levels were approved by our Board after consideration of a number of factors, including protecting stockholder interests, ensuring continuity during the transition period and weighing the potential costs of such severance payments and benefits.

        The Executive Severance Plan and Mr. Narayen's Retention Agreement do not provide for gross-ups of excise tax values under Section 4999 of the Code. Rather, under both arrangements, benefits would be reduced if doing so would result in a better after-tax economic position for the executive.

        In each case, these change of control arrangements are designed to be competitive with pay practices at our direct peer companies. Our Executive Compensation Committee periodically reviews the terms and conditions of Adobe's change of control arrangements and will make adjustments when and to the extent it deems appropriate.

        Additional details regarding our Executive Severance Plan and the individual Retention Agreement with Mr. Narayen, including estimates of amounts payable in specified circumstances, are disclosed in the section entitled "Potential Payments upon Termination and/or a Change of Control" contained in this proxy statement.

Accounting and Tax Considerations

  Tax Deductibility

        Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation's Chief Executive Officer and the three other most highly compensated executive officers as of the end of any fiscal year, other than the Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if certain requirements are met. The Executive Compensation Committee considers the impact of Section 162(m) when designing Adobe's executive compensation program and has structured Adobe's annual Executive Bonus Plan, stock plans and performance share programs so that awards may be granted under these plans and programs in a manner that complies with the requirements imposed by Section 162(m). However, tax deductibility is not the sole factor used by the Executive Compensation Committee in setting compensation. Corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, Adobe has granted and may continue to grant awards such as time-based restricted stock unit awards and/or enter into compensation arrangements under which payments are not deductible under Section 162(m) when the Executive Compensation Committee determines that such non-deductible arrangements are otherwise in the best interests of Adobe's stockholders.

        To qualify as performance-based compensation, the amount of compensation must depend on the executive officer's performance against pre-determined performance goals established by a committee that consists solely of at least two "outside directors" who have never been employed by Adobe or its subsidiaries. During fiscal year 2008, the Executive Compensation Committee consisted of four members. Three members of the Executive Compensation Committee during fiscal year 2008 qualified as outside directors; however, although Colleen Pouliot is an independent director under SEC and the applicable NASDAQ listing standards, she does not qualify as an outside director under Section 162(m) because she was an officer of Adobe from 1990 to 2001 and continued as an employee of Adobe through a portion of fiscal year 2002. For this reason, she does not vote on any Section 162(m)-related matters.

  Accounting for Stock-Based Compensation

        We account for stock-based compensation in accordance with SFAS 123R. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award. With the exception of performance shares, stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the entire award, which is generally the vesting period. For performance shares, expense is recognized on a straight-line basis over the requisite service period for each vesting portion of the award.

EXECUTIVE COMPENSATION COMMITTEE REPORT*

        The Executive Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

EXECUTIVE COMPENSATION COMMITTEE

Carol Mills, Chair
Edward Barnholt
Michael Cannon
Colleen Pouliot

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of Adobe under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding the compensation awarded to, paid to or earned by our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers as determined by reference to total compensation for fiscal year 2008, for services performed during fiscal years 2008 and 2007. We refer to these officers throughout this proxy statement as our "Named Executive Officers."

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Shantanu Narayen President and Chief Executive Officer	2008 2007	(5)	875,000 600,000	— —		2,522,947 760,488	3,757,969 2,980,509	1,257,812 1,320,000	19,850 8,990	8,433,578 5,669,987
Mark Garrett Executive Vice President and Chief Financial Officer	2008 2007	(6)	504,167 392,483	— 100,000	(7)	915,691 384,391	1,089,476 659,675	492,823 667,222	7,590 390	3,009,747 2,204,161
Kevin Lynch Senior Vice President, Chief Technology Officer	2008	(8)	414,583	—		856,270	1,675,592	286,063	11,460	3,243,968
Matthew Thompson Senior Vice President, Worldwide Sales and Field Operations	2008 2007	(9)	446,250 389,583	— 250,000	(7)	731,707 467,039	978,311 679,679	436,209 662,292	26,208 7,140	2,618,685 2,455,733
John Loiacono Senior Vice President, Creative Solutions Business Unit	2008	(10)	467,675	—		576,917	1,070,871	376,478	7,290	2,499,231

(1)
These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the dollar amount recognized as compensation expense by Adobe for financial statement reporting purposes for fiscal years 2008 and 2007 for awards of performance shares and restricted stock units granted to each of the Named Executive Officers in fiscal years 2008 and 2007, respectively, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the Named Executive Officers in fiscal years 2008 or 2007. For additional information on the valuation assumptions underlying the value of the 2008 awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation."

(2)
These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the dollar amount recognized as compensation expense by Adobe for financial statement reporting purposes for fiscal years 2008 and 2007 for stock options granted to each of the Named Executive Officers in fiscal years 2008 and 2007, respectively, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock options were forfeited by any of the Named Executive Officers in fiscal years 2008 or 2007. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation."

(3)
These amounts consist of amounts earned under the Executive Bonus Plan for each respective year.

(4)
These amounts for fiscal year 2008 consist of matching contributions under Adobe's 401(k) Plan (including an additional matching contribution ("true-up") made by Adobe early in the applicable fiscal year to eligible participants who did not previously receive the maximum matching contribution during the prior 401(k) Plan year), life insurance, patent awards, and tax gross-up amounts for Platinum Club trip attendees, as follows:

Name	401(k) Company Match ($)	Life Insurance ($)	Patent Award ($)	Platinum Club Gross-Up(a) ($)	Total ($)
Shantanu Narayen	6,900	240	—	12,710	19,850
Mark Garrett	6,900	690	—	—	7,590
Kevin Lynch	6,900	240	4,320	—	11,460
Matthew Thompson	6,900	390	—	18,918	26,208
John Loiacono	6,900	390	—	—	7,290

    (a)
    Includes all taxes related to the value of the trip for the Named Executive Officer and his spouse, including taxes resulting from the gross-up itself.

(5)
Mr. Narayen served as our President and Chief Operating Officer until November 30, 2007. Effective December 1, 2007, Mr. Narayen was promoted to Chief Executive Officer.

(6)
Mr. Garrett was appointed our Chief Financial Officer on February 7, 2007.

(7)
This amount reflects a signing bonus.

(8)
Mr. Lynch was not an executive officer in fiscal year 2007.

(9)
Mr. Thompson was appointed as Senior Vice President, Worldwide Sales and Field Operations on January 1, 2007.

(10)
Mr. Loiacono was not an executive officer in fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2008

        The following table shows all plan-based awards granted to our Named Executive Officers during the fiscal year ended November 28, 2008. The equity awards granted in fiscal year 2008 identified in the table below are also reported in the table "Outstanding Equity Awards at 2008 Fiscal Year End." For additional information regarding the non-equity incentive plan awards and the equity incentive plan awards, please refer to the cash incentives and equity incentives sections of our "Compensation Discussion and Analysis."

								All Other Stock Awards: Number of Shares of Stock or Units (#)(4)
									All Other Option Awards: Number of Securities Underlying Options (#)(5)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)					Exercise or Base Price of Option Awards ($/Share)
											Grant Date Fair Value of Stock and Option Awards(3)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shantanu Narayen	1/24/08	295,313	1,093,750	2,187,500
	1/24/08				32,680	86,000	172,000				2,340,920
	1/24/08							64,000			2,216,960
	1/24/08								603,000	34.64	7,009,393
	1/24/08								268,000	34.64	2,644,168
Mark Garrett	1/24/08	115,706	428,542	857,084
	1/24/08				14,820	39,000	78,000				1,061,580
	1/24/08								120,000	34.64	1,183,956
Kevin Lynch	1/24/08	67,163	248,750	497,500
	1/24/08				14,820	39,000	78,000				1,061,580
	1/24/08								120,000	34.64	1,183,956
Matthew Thompson	1/24/08	102,414	379,312	758,624
	1/24/08				11,400	30,000	60,000				816,600
	1/24/08								94,000	34.64	927,432
John Loiacono	1/24/08	88,391	327,373	654,746
	1/24/08				11,400	30,000	60,000				816,600
	1/24/08								94,000	34.64	927,432

(1)
Represents awards granted under our Executive Bonus Plan in fiscal year 2008, which were earned based on performance in fiscal year 2008. These columns show the awards that were possible at the threshold, target and maximum levels of performance. The column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table shows the actual awards earned in fiscal year 2008 by our Named Executive Officers under the Executive Bonus Plan.

(2)
Represents awards granted under our 2008 Performance Share Program, which were determined based on performance in fiscal year 2008. These columns show the awards that were possible at threshold, target and maximum levels of performance under this program. Footnote 7 to the "Outstanding Equity Awards at 2008 Fiscal Year End" table includes the actual awards earned in fiscal year 2008 by our Named Executive Officers under this program. The grants were made from our 2003 Plan.

(3)
Achievement of exactly 100% of both metrics (as described in our "Compensation Discussion and Analysis") under the 2008 Performance Share Program would result in performance shares achieved of 110% of the target award amounts shown in the table. Grant date fair value amount is based on the target award amounts shown in the table.

(4)
This column represents an award of restricted stock units under our 2003 Plan.

(5)
This column represents awards of stock options granted under our 2003 Plan.

(6)
These amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, this column represents the grant date fair value of each equity award computed in accordance with SFAS 123R. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 11, "Stock-based Compensation."

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2008 Table

        The material terms of our Named Executive Officers' annual compensation, including base salaries, the Executive Bonus Plan, the performance share programs, our equity granting practices and severance rights are described in our "Compensation Discussion and Analysis." None of our Named Executive Officers have entered into a written employment agreement with Adobe.

        As discussed in greater detail in "Compensation Discussion and Analysis," the non-equity incentive awards are granted pursuant to our annual Executive Bonus Plan, with amounts earned based on the achievement of certain financial targets as well as individual performance goals. Cash bonuses are fully vested when earned.

        As discussed in greater detail in "Compensation Discussion and Analysis," the equity incentive awards are granted in the form of stock-settled restricted stock units under our 2008 Performance Share Program. The number of shares actually earned under the 2008 Performance Share Program was determined pursuant to a performance matrix based on achievement of Adjusted Revenue and Adjusted PS Non-GAAP Operating Profit targets at the end of the performance period. The first 25% of the shares earned fully vest at the certification date or the first anniversary of the grant date, if later, and the remaining 75% of the shares earned are then subject to annual time-based vesting over three years from the first anniversary. Adobe did not pay dividends on its common stock during fiscal year 2008.

        Mr. Narayen's restricted stock unit award was granted under our 2003 Plan. As discussed in greater detail in "Compensation Discussion and Analysis," 50% of the restricted stock unit grant to Mr. Narayen vests on the fourth anniversary of grant and 50% on the fifth anniversary. Dividends are not payable on restricted stock units.

        There is no purchase price associated with performance share or restricted stock unit awards.

        The stock option grants were made under our 2003 Plan. The stock options vest monthly over the four years from the date of grant and the exercise price was the closing price on the date of grant.

 OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

        The following table sets forth information regarding outstanding equity awards as of November 28, 2008 for each of the Named Executive Officers. All vesting is contingent upon continued employment with Adobe. Values in this table are calculated based on the closing price of our common stock as reported on NASDAQ on November 28, 2008, which was $23.16.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Shantanu Narayen	15,358	—		13.24	11/12/2009
	377,742	—		29.12	1/14/2012
	200,000	—		32.42	5/24/2012
	137,499	62,501	(2)	39.39	2/2/2013
	103,124	121,876	(3)	39.69	1/24/2014
	55,833	212,167	(4)	34.64	1/24/2015
						37,500	(5)	868,500
	—	603,000	(6)	34.64	1/24/2015
									172,000	(7)	3,983,520
						64,000	(8)	1,482,240
Mark Garrett	120,311	154,689	(9)	39.25	2/15/2014
						11,250	(10)	260,550
	25,000	95,000	(4)	34.64	1/24/2015
									78,000	(7)	1,806,480
Kevin Lynch	9,375	—		20.29	8/10/2009
	13,910	—		24.66	2/24/2015
	26,863	—		26.53	9/14/2015
	55,344	65,406	(11)	32.10	11/30/2015
	82,500	7,500	(12)	38.52	1/3/2013
	68,749	81,251	(3)	39.69	1/24/2014
						25,000	(5)	579,000
	25,000	95,000	(4)	34.64	1/24/2015
									78,000	(7)	1,806,480
Matthew Thompson	114,582	135,418	(13)	40.05	1/16/2014
						11,250	(5)	260,550
	19,581	74,419	(4)	34.64	1/24/2015
									60,000	(7)	1,389,600
John Loiacono	156,250	93,750	(14)	32.19	5/15/2013
	34,374	40,626	(3)	39.69	1/24/2014
						12,499	(5)	289,477
	19,582	74,418	(4)	34.64	1/24/2015
									60,000	(7)	1,389,600

(1)
These amounts represent awards under our 2007 and 2008 Performance Share Programs and a 64,000 share restricted stock unit award to Mr. Narayen.

(2)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on February 2, 2010.

(3)
Four-year vesting in equal monthly installments. Shares fully vest on January 24, 2011.

(4)
Four-year vesting in equal monthly installments. Shares fully vest on January 24, 2012.

(5)
These amounts represent awards actually earned under our 2007 Performance Share Program. These awards have four-year vesting, with 25% that vested in fiscal year 2008 upon certification or the first anniversary of the grant date, whichever was later, and then 25% vesting per year on each anniversary of the grant date. Shares fully vest on January 24, 2011.

(6)
Four-year vesting with 1/3 vesting on the third anniversary of the grant date and the remaining 2/3 vesting on the fourth anniversary of the grant date. Shares fully vest on January 24, 2012.

(7)
These amounts represent the maximum amounts that could have been earned under our 2008 Performance Share Program, as certification had not yet occurred as of our fiscal year end. These awards have four-year vesting with 25% vesting upon certification or the first anniversary of the grant date, whichever was later, and then 25% per year on each anniversary of the grant date. The performance period ended at the end of fiscal year 2008, and certification was completed on January 26, 2009. Actual award amounts earned were 106,640, 48,360, 37,200, 48,360 and 37,200 shares for each of Messrs. Narayen, Garrett, Thompson, Lynch and Loiacono, respectively.

(8)
Five-year vesting for restricted stock unit award with 50% vesting on the fourth anniversary of the grant date and then 50% vesting on the fifth anniversary of the grant date. Shares fully vest on January 24, 2013.

(9)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on February 15, 2011.

(10)
Four-year vesting with 25% vesting upon certification or the first anniversary of the grant date, whichever was later, and then 25% per year on each anniversary of the grant date. Shares fully vest on February 7, 2011.

(11)
Four-year vesting with 4.17% vesting on the twenty-fifth month from the grant date and 4.17% monthly vesting thereafter. Shares fully vest on November 30, 2009.

(12)
Three-year vesting with an initial 25% vesting on the first anniversary of the grant date, then vesting 2.08% monthly over the next 12 months, and 4.17% monthly over the last 12 months. Shares fully vested on January 3, 2009.

(13)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on January 16, 2011.

(14)
Four-year vesting with 25% vesting on the first anniversary of the grant date and equal monthly vesting thereafter. Shares fully vest on May 15, 2010.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2008

        The following table sets forth information regarding each exercise of stock options and the vesting during fiscal year 2008 of stock-settled restricted stock units granted under our 2006 and 2007 Performance Share Programs for each of the Named Executive Officers, on an aggregate basis. The value realized on exercise of option awards is calculated based on the difference between the price of our common stock upon exercise as reported on NASDAQ and the exercise price of the options. The value realized on vesting of stock awards represents the closing price of our common stock on the vesting date of the stock-settled restricted stock units as reported on NASDAQ.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Shantanu Narayen	—	—	41,827	1,448,887
Mark Garrett	—	—	16,842	575,832
Kevin Lynch	87,733	1,181,764	22,997	796,616
Matthew Thompson	—	—	16,842	583,407
John Loiacono	—	—	18,830	652,271

NONQUALIFIED DEFERRED COMPENSATION

        Under the terms of our Deferred Compensation Plan, eligible employees, including each of the Named Executive Officers, and directors may elect to defer the receipt of a portion of the cash and equity compensation they would otherwise have received when earned. Amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant from the various funds available under the Deferred Compensation Plan. The funds in the Deferred Compensation Plan are the same funds as available under the Adobe 401(k) Plan, except that the individually directed brokerage account feature and the Retirement Savings Trust are not available under the Deferred Compensation Plan. Participants can make changes in the allocations of their deferred compensation among these funds in generally the same manner and on generally the same terms as under our 401(k) Plan. Deferrals are adjusted for earnings and losses in the deemed investments. Adobe does not contribute to the Deferred Compensation Plan on behalf of employees, or match the deferrals made by participants, with the exception of situations where an election to defer under the Deferred Compensation Plan would prevent a participant from receiving the full 401(k) match described earlier. In those situations, Adobe makes a contribution to the Deferred Compensation Plan equal to the foregone 401(k) match. As a result, amounts payable under the Deferred Compensation Plan generally are entirely determined by participant contributions and fund elections.

        Participants in the Deferred Compensation Plan may elect to contribute 1% to 75% of their base salary and 1% to 100% of other specified compensation, including commissions and bonuses. Participants may also contribute 100% per vesting tranche of their restricted stock unit and performance share awards. Participants elect the payment of benefits to begin on a specified date at least three years in the future in the form of a lump sum or annual installments of five, ten or fifteen years. Upon termination of a participant's employment with Adobe, or the participant's death or disability, the participant will receive a distribution in the form of a lump sum payment. Each participant shall elect whether to keep his or her account balance in the Deferred Compensation Plan or to receive a lump sum distribution upon a change of control. In addition, if a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except that deferred restricted stock units and performance shares are settled in stock.

        No Named Executive Officers participated in or had an accrued balance under the Deferred Compensation Plan in fiscal year 2008.

CHANGE OF CONTROL

        Adobe has entered into an individual Retention Agreement with Mr. Narayen, which provides for severance payments and benefits upon or after a change of control as described below. All of our Named Executive Officers are eligible to receive severance payments and benefits upon or after a change of control as described below pursuant to the terms of our Executive Severance Plan, which expires in December 2011, although Mr. Narayen would need to waive all benefits under his Retention Agreement to receive any benefits under the Executive Severance Plan.

        Pursuant to the individual Retention Agreement and the terms of our Executive Severance Plan, a change of control is generally defined as one of the following:

  •
  a person or entity becomes the beneficial owner of Adobe securities representing 30% or more of the combined voting power of our then outstanding securities entitled to vote in the election of directors;

  •
  during any period of two consecutive years, a majority of our directors, who were nominated by a vote of at least 3/4 of the directors in office at the beginning of the period, cease to be directors;

  •
  as a result of a reorganization, merger, consolidation or other corporate transaction involving Adobe, our stockholders immediately prior to the transaction do not retain ownership of more than 50% of the combined voting power of Adobe or resulting entity;

  •
  all or substantially all of our assets are sold, liquidated or distributed; or

  •
  a "change of control" or a "change in the effective control" of Adobe within the meaning of Section 280G of the Code.

Chief Executive Officer Retention Agreement

        Effective January 12, 1998, and amended effective February 11, 2008, based on his new position as our Chief Executive Officer, Adobe entered into a Retention Agreement with Mr. Narayen. Pursuant to this Retention Agreement, if Adobe (or any successor) terminates Mr. Narayen's employment without cause or as a result of his disability, or if Mr. Narayen resigns for good reason (each an "Involuntary Termination"), in any case within a 24 month period following a change of control, Mr. Narayen would be eligible to receive a payment of 24 months of salary and bonus plus one month of salary and bonus per year of service up to 12 months. Mr. Narayen and his eligible dependents would be eligible to receive continued insurance benefits under COBRA for an amount of time based on his number of years of service with Adobe, or, if earlier, until the date Mr. Narayen is covered under another employer's health plan, up to the maximum number of months he is eligible for COBRA. In addition, all outstanding equity awards (to the extent credited, for performance shares) will accelerate in full upon a change of control.

        In the event that any amount under the amended Retention Agreement would constitute an excess parachute payment within the meaning of Section 280G, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to Mr. Narayen. Finally, all of the benefits under the Retention Agreement and Amendment are conditioned upon Mr. Narayen's signing a release of claims. The Retention Agreement has no expiration date.

Executive Severance Plan

        Pursuant to the Executive Severance Plan, provided the executive officer signs a release of claims, each of Messrs. Garrett, Lynch, Thompson and Loiacono is entitled to severance benefits if he is terminated by Adobe without cause or as a result of disability, or if he resigns for good reason, in either case within two years following the change of control. Under the Executive Severance Plan, Messrs. Garrett, Lynch, Thompson and Loiacono would be eligible to receive a payment of 24 months of salary and bonus plus one month of salary and bonus per year of service up to 12 months. Adobe would also pay COBRA premiums for the eligible executive and covered dependents for a period of time based on 24 months plus the number of years of service with Adobe or, if earlier, the date the executive is covered under another employer's health plan, up to the maximum number of months he is eligible for COBRA. In addition, each executive would receive full vesting of all stock option, restricted stock unit and credited performance shares. For Messrs. Garrett, Lynch, Thompson and Loiacono, in the event that any amount under the Executive Severance Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the amounts payable will not exceed the amount which produces the greatest after-tax benefit to the participant. The Executive Severance Plan expires in December 2011, unless extended by Adobe at that time.

Performance Share Programs

        Pursuant to our 2008 Performance Share Program, in the event of a change of control prior to the goal certification date, there will be an automatic crediting to the Named Executive Officer of a pro-rated (based on time elapsed during the performance period) target award immediately prior to the date of the change of control, but the applicable vesting will continue to apply. The Executive Severance Plan and Mr. Narayen's Retention Agreement may provide for acceleration of some or all of the awards held by the Named Executive Officers under the conditions described above.

Potential Payments upon Termination and/or a Change of Control

        The table below outlines the potential payments and benefits payable to each Named Executive Officer in the event of termination and/or a change of control ("COC") as if such COC and/or termination event had occurred on November 28, 2008. The value of the stock awards is based on the closing price of our common stock as reported on NASDAQ on November 28, 2008, which was $23.16.

Triggering Event	Accrued Vacation Pay ($)	Target Bonus(1) ($)	Lump Sum Severance ($)		Accelerated Stock Options(2) ($)	Accelerated Performance Awards(3) ($)	Accelerated Restricted Stock Units ($)	Cont. Health Insurance Coverage (present value)(4) ($)	Total(5) ($)
Shantanu Narayen
Death/Disability	5,755	—	—		—	787,440	—	—	793,195
Resignation/Termination for Cause	5,755	—	—		—	—	—	—	5,755
Resignation for Good Reason/Involuntary Termination without Cause	5,755	—	—		—	—	—	—	5,755
Involuntary Termination upon COC	5,755	1,093,750	5,578,125		—	2,860,260	1,482,240	38,694	11,058,824
COC Only (continued employment)	—	—	—		—	2,860,260	1,482,240	—	4,342,500
Mark Garrett
Death/Disability	—	—	—		—	312,660	—	—	312,660
Resignation/Termination for Cause	—	—	—		—	—	—	—	—
Resignation for Good Reason/Involuntary Termination without Cause	—	—	—		—	—	—	—	—
Involuntary Termination upon COC	—	433,500	1,385,264	(6)	—	1,163,790	—	38,694	3,021,248
COC Only (continued employment)	—	—	—		—	—	—	—	—
Kevin Lynch
Death/Disability	—	—	—		—	418,814	—	—	418,814
Resignation/Termination for Cause	—	—	—		—	—	—	—	—
Resignation for Good Reason/Involuntary Termination without Cause	—	—	—		—	—	—	—	—
Involuntary Termination upon COC	—	252,600	2,020,800		—	1,482,286	—	22,862	3,778,548
COC Only (continued employment)	—	—	—		—	—	—	—	—
Matthew Thompson
Death/Disability	—	—	—		—	260,550	—	—	260,550
Resignation/Termination for Cause	—	—	—		—	—	—	—	—
Resignation for Good Reason/Involuntary Termination without Cause	—	—	—		—	—	—	—	—
Involuntary Termination upon COC	—	382,925	1,736,302		—	955,350	—	38,015	3,112,592
COC Only (continued employment)	—	—	—		—	—	—	—	—
John Loiacono
Death/Disability	5,440	—	—		—	270,196	—	—	275,636
Resignation/Termination for Cause	5,440	—	—		—	—	—	—	5,440
Resignation for Good Reason/Involuntary Termination without Cause	5,440	—	—		—	—	—	—	5,440
Involuntary Termination upon COC	5,440	330,015	1,516,852	(7)	—	984,323	—	33,040	2,869,670
COC Only (continued employment)	—	—	—		—	—	—	—	—

(1)
This amount represents fiscal year 2008 target bonus under the Executive Bonus Plan calculated according to the terms of the Executive Severance Plan, which means it is based on the then-current base salary of the Named Executive Officer (not the actual salary earned during the year). Incentive bonus is calculated as a pro-rata amount based on elapsed time in the current bonus period, assuming that all performance targets have been met; therefore the bonus shown is 100% of the target bonus. Actual fiscal year 2008 bonuses earned by each Named Executive Officer are reported in the column titled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Price per share is the difference between the closing price of our common stock on November 28, 2008 ($23.16), and the option exercise price per share.

(3)
This amount represents pro-rated shares under the 2008 Performance Share Program; because the performance period ended on November 28, 2008, but was not yet certified, amount shown is based on 100% of target award amount.

(4)
Amounts shown represent the present value of 18 months of COBRA payments with an estimated 5% premium increase every 12 months. Present value is calculated by using 120% of the short term applicable federal rate of 1.94% with a 1% discount rate.

(5)
In accordance with the terms of the Executive Severance Plan and Mr. Narayen's Retention Agreement, all of the benefits in this table are subject to a reduction in the event the amounts payable would constitute an excess parachute payment within the meaning of Section 280G of the Code, to the extent the amounts payable do not exceed the amount which produces the greatest after-tax benefit to the Named Executive Officers.

(6)
Mr. Garrett's severance amount exceeded the Section 280G threshold and triggered a reduction per the Executive Severance Plan, and the amount shown reflects this reduction. His lump sum severance amount without this reduction would have been $1,965,625.

(7)
Mr. Loiacono's severance amount exceeded the Section 280G threshold and triggered a reduction per the Executive Severance Plan, and the amount shown reflects this reduction. His lump sum severance amount without this reduction would have been $1,736,508.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2008

        The following table sets forth certain information with respect to compensation earned by each of Adobe's non-employee directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Option Awards ($)(4)(5)(6)	Total ($)
Charles M. Geschke	35,000	263,681	298,681
John E. Warnock	35,000	263,681	298,681
Edward W. Barnholt	52,500	232,896	285,396
Robert K. Burgess	35,000	319,306	354,306
Michael R. Cannon	47,500	263,681	311,181
James E. Daley	70,000	263,681	333,681
Carol Mills	55,000	263,681	318,681
Colleen M. Pouliot	47,500	263,681	311,181
Robert Sedgewick	55,000	263,681	318,681
Delbert W. Yocam	55,000	263,681	318,681

(1)
For fiscal year 2008, non-employee directors were paid director fees on a quarterly basis prior to the start of each quarter. As a result, this table includes fees for services provided in the first quarter of fiscal year 2008 that were paid in November 2007 (prior to the beginning of our 2008 fiscal year) but does not include fees paid in November 2008 (during our 2008 fiscal year) for services provided during the first quarter of fiscal year 2009. Effective as of the second quarter of fiscal year 2009, director fees will be paid at the end of the quarter for which services are provided.

(2)
The following table provides a breakdown of annual retainers and Committee fees earned or paid in cash:

Name	Annual Board Retainers ($)	Audit Committee Fees ($)	Executive Compensation Committee Fees ($)	Nominating and Governance Committee Fees ($)	Total ($)
Dr. Geschke	35,000	—	—	—	35,000
Dr. Warnock	35,000	—	—	—	35,000
Mr. Barnholt	35,000	—	7,500	10,000	52,500
Mr. Burgess	35,000	—	—	—	35,000
Mr. Cannon	35,000	—	7,500	5,000	47,500
Mr. Daley	35,000	30,000	—	5,000	70,000
Ms. Mills	35,000	—	15,000	5,000	55,000
Ms. Pouliot	35,000	—	7,500	5,000	47,500
Dr. Sedgewick	35,000	15,000	—	5,000	55,000
Mr. Yocam	35,000	15,000	—	5,000	55,000
(3)
Messrs. Burgess, Cannon and Daley and Ms. Mills each deferred all cash fees under Adobe's Deferred Compensation Plan. For more information, see the discussion of our Deferred Compensation Plan below.

(4)
These amounts do not reflect actual value realized by the recipient. These amounts represent the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 of stock options granted both in and prior to fiscal year 2008 pursuant to the Director Plan or the 2003 Plan, in accordance with SFAS 123R, disregarding estimates of forfeitures related to service-based vesting conditions. For the methodology of how the SFAS 123R amount is calculated, please see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K at Note 11, "Stock-based Compensation."

(5)
On April 10, 2008, each non-employee director received a stock option to purchase 25,000 shares of our common stock for his or her service on the Board. The grant date fair value of these awards using the Black-Scholes methodology was $12.3079 per share for a total grant date fair value of $307,697.50 per grant. These amounts do not reflect actual value realized by the recipient. Assumptions used in the calculation of this amount are included in Part II, Item 8 "Financial Statements and Supplementary Data" of our 2008 Annual Report on Form 10-K at Note 11, "Stock-based Compensation."

(6)
At 2008 fiscal year end, each non-employee director held stock options, including vested and unvested options, to purchase the following aggregate number of shares of our common stock:

Name	Aggregate Shares Subject to Outstanding Options (#)
Dr. Geschke	495,000
Dr. Warnock	415,000
Mr. Barnholt	100,000
Mr. Burgess	100,000
Mr. Cannon	110,000
Mr. Daley	205,000
Ms. Mills	150,000
Ms. Pouliot	105,000
Dr. Sedgewick	255,000
Mr. Yocam	75,000

Compensation Philosophy

        The general policy of our Board is that compensation for independent directors should be a mix of cash and equity-based compensation in order to compensate directors for a year of service in fulfilling their oversight responsibilities. Adobe does not compensate its management director for Board service in addition to his regular employee compensation. The Executive Compensation Committee evaluates the appropriate level and form of compensation for independent directors and recommends changes to the Board, after considering advice from its independent compensation consultant, when appropriate. The Board reviews the Executive Compensation Committee's recommendations and then determines the amount of director compensation.

Fees Earned or Paid in Cash

        In fiscal year 2008, each non-employee director received an annual retainer of $35,000 plus committee fees for each Committee on which he or she served, as follows:

Committee	Chair	Members
Audit	$30,000	$15,000
Executive Compensation	15,000	7,500
Nominating and Governance	10,000	5,000

        Effective beginning in fiscal year 2009, the Board amended its non-employee director compensation policy to provide cash retainers as follows: Board annual retainer of $50,000 and Board Chair fee of $50,000; Audit Committee member fee of $20,000 and Chair fee of $40,000; Executive Compensation Committee member fee of $15,000 and Chair fee of $30,000; and Nominating and Governance Committee member fee of $7,500 and Chair fee of $15,000.

Equity Awards

        For fiscal year 2008, the Board approved a compensation policy for non-employee directors, which included equity award grants as follows: (i) an initial grant of restricted stock units in an amount valued (on the date of grant) at $150,000 upon initial appointment to the Board, which vests 25% each year on the anniversary of the grant date over a four year period, and (ii) an annual option grant to purchase 25,000 shares of our common stock, which vests 25% each year on the day immediately preceding our annual stockholder meeting over a four-year period.

        Effective November 29, 2008, the Board approved amendments to its non-employee director compensation policy regarding equity award grants as follows: non-employee directors will receive (i) an initial grant of restricted stock units in an amount valued (on the date of grant) at $450,000 (directors receiving an initial grant will not be eligible to receive an annual grant until the second annual meeting of stockholders after joining the Board; directors who first join the Board upon being elected at an annual meeting of stockholders will receive the initial grant and will also receive an annual award at the next annual meeting), which vests 50% each year on the anniversary of the grant date over a two-year period, and (ii) an annual grant of stock options, restricted stock units, or a 50% combination of each (to be elected by each director in his or her discretion prior to the end of the previous fiscal year), which vests 100% on the day immediately preceding our next annual meeting of stockholders. The annual grant is valued at $210,000 (on the date of grant) and is converted into restricted stock units based on the average closing price over the 30 calendar days ending the day prior to the grant date. The restricted stock unit amount (either 50% or 100%, depending on the mix the director previously elected) is multiplied by three to determine the number of stock options, if any, in the grant mix.

        Stock options granted prior to March 28, 2006 under the Director Plan vest and are exercisable at a rate of 25% on the day immediately preceding each of the first and second annual meetings following the date of grant and the remaining 50% on the day immediately preceding the third annual meeting following the date of grant. All stock options granted from March 28, 2006, to November 28, 2008, vest and are exercisable at a rate of 25% on the day immediately preceding our annual stockholder meeting over a four-year period.

        Non-employee directors may only exercise the stock options once they vest. Historically, stock options were generally exercisable not later than three months after termination of director status (except in the case of termination due to death or disability). Pursuant to amendments adopted in 2008, however, that period was extended for non-employee directors with at least four years of Board service to Adobe, so that stock options held by such directors will generally be exercisable for one year following termination of director status.

        In the event of a change of control, any unvested portion of a non-employee director option shall become fully vested and exercisable 30 days prior to the transaction resulting in a change of control. If the stock option is not assumed or substituted by the acquiring company, it will terminate to the extent it is not exercised on or before the date of such a transaction. Any unvested portion of a restricted stock unit award will become vested in full immediately prior to the effective date of a change of control.

        In light of the pending resignations of Ms. Pouliot and Mr. Yocam on March 31, 2009, our Board has elected to accelerate all of their outstanding stock options on that date in recognition of their service to the Board.

Deferred Compensation Plan

        Our Deferred Compensation Plan allows non-employee directors to defer from 5% up to 100% of their cash compensation and invest such amounts in the same funds as generally available in Adobe's 401(k) Plan. Participants may also contribute 100% per vesting tranche of their restricted stock unit awards. Deferred Compensation Plan participants must elect irrevocably to receive the deferred funds on a specified date at least three years in the future in the form of a lump sum or annual installments over five, ten or fifteen years. Messrs. Burgess, Cannon and Daley and Ms. Mills participated in the Deferred Compensation Plan with respect to 100% of their respective retainers and Committee fees for their services in fiscal year 2008. See "Nonqualified Deferred Compensation" in this proxy statement for more information regarding our Deferred Compensation Plan.

Expenses

        We do not pay meeting fees. We do reimburse our directors for their travel and related expenses in connection with attending Board and Committee meetings, as well as costs and expenses incurred in attending director education programs and other Adobe-related seminars and conferences.

Other Benefits

        Non-employee directors are offered an opportunity to purchase certain Adobe health, dental, and vision insurance while serving as a Board member. Participating directors pay 100% of their own insurance premiums.

Stock Ownership Guidelines

        We have adopted stock ownership guidelines for members of our Board. Under these guidelines, each non-employee director should hold 25% of the net shares acquired from Adobe until the total number of shares held by such non-employee director equals or exceeds 5,000 shares. Once achieved, this 5,000 share guideline should be maintained going forward. An "acquired share" includes shares of vested restricted stock, restricted stock units, performance shares, performance units and shares issued from the exercise of vested options. "Net shares acquired" means acquired shares remaining after deducting acquired shares sold to cover the exercise price and withheld taxes. Shares that count toward the minimum share ownership include shares owned outright or beneficially owned, shares acquired through the Employee Stock Purchase Plan, vested restricted stock, vested restricted stock units, and shares issued from the exercise of vested options, as well as vested shares or units deferred into our Deferred Compensation Plan. As of November 28, 2008, each director was in compliance with the guidelines.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The members of our Executive Compensation Committee for fiscal year 2008 were Messrs. Cannon and Barnholt and Mses. Mills and Pouliot. Ms. Pouliot was an officer of Adobe from 1990 to 2001 and continued as an employee of Adobe through a portion of fiscal year 2002. There are no members of our Executive Compensation Committee who were officers or employees of Adobe or any of our subsidiaries during fiscal year 2008. Other than Ms. Pouliot, no members were formerly officers of Adobe or had any relationship otherwise requiring disclosure hereunder. None of our executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that has an executive officer serving as a director or as a member of our Executive Compensation Committee during fiscal year 2008.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification with Related Persons

        Adobe's Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of Adobe.

        In addition, pursuant to its written charter, the Nominating and Governance Committee reviews and approves (or disapproves) all related-party transactions and conflicts of interest between Adobe, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons as specified under Item 404 of Regulation S-K promulgated by the SEC after examining each such transaction for potential conflicts of interests and other improprieties. The Nominating and Governance Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented.

Transactions with Related Persons

        Since the beginning of fiscal year 2008, there have not been any transactions, nor are there any currently proposed transactions, in which Adobe was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect interest.

HOUSEHOLDING OF PROXY MATERIALS

        We have adopted a procedure approved by the SEC known as "householding." This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, 2008 Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well.

        Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

Registered Stockholders

        If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, 2008 Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free). If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

        Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Streetname Holders

        Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

ANNUAL REPORT

        Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended November 28, 2008. The 2008 Annual Report contains audited financial statements covering our fiscal years ended November 28, 2008, November 30, 2007 and December 1, 2006. Copies of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, as filed with the SEC, are available free of charge on our website at www.adobe.com/aboutadobe/invrelations or you can request a copy free of charge by calling 408-536-4700 or sending an email to adobe@kpcorp.com. Please include your contact information with the request.

 IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 1, 2009

        This proxy statement and our 2008 Annual Report on Form 10-K for the fiscal year ended November 28, 2008, as filed with the SEC, will be available at www.proxyvote.com on or about February 20, 2009.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2010, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than October 23, 2009. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2010 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive offices, not later than October 23, 2009 nor earlier than September 23, 2009.

Karen Cottle Senior Vice President, General Counsel & Secretary

February 20, 2009
San Jose, California

Appendix A

ADOBE SYSTEMS INCORPORATED

2003 EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Term of Plan	A-1

	1.1 Establishment	A-1

	1.2 Purpose	A-1

	1.3 Term of Plan	A-1

2.	Definitions and Construction	A-1

	2.1 Definitions	A-1

	2.2 Construction	A-6

3.	Administration	A-6

	3.1 Administration by the Committee	A-6

	3.2 Authority of Officers	A-6

	3.3 Administration with Respect to Insiders	A-6

	3.4 Committee Complying with Section 162 (m)	A-6

	3.5 Powers of the Committee	A-6

	3.6 Repricing	A-7

	3.7 Indemnification	A-8

4.	Shares Subject to Plan	A-8

	4.1 Maximum Number of Shares Issuable	A-8

	4.2 Adjustments for Changes in Capital Structure	A-9

5.	Eligibility and Award Limitations	A-9

	5.1 Persons Eligible for Awards	A-9

	5.2 Participation	A-9

	5.3 Incentive Stock Option Limitations	A-9

	5.4 Award Limits	A-10

6.	Terms and Conditions of Options	A-11

	6.1 Exercise Price	A-11

	6.2 Exercisability and Term of Options	A-11

	6.3 Payment of Exercise Price	A-11

	6.4 Effect of Termination of Service	A-12

	6.5 Transferability of Options	A-12

A-i

7.	Terms and Conditions of Stock Appreciation Rights	A-13

	7.1 Types of SARs Authorized	A-13

	7.2 Exercise Price	A-13

	7.3 Exercisability and Term of SARs	A-13

	7.4 Exercise of SARs	A-14

	7.5 Deemed Exercise of SARs	A-14

	7.6 Effect of Termination of Service	A-14

	7.7 Nontransferability of SARs	A-14

8.	Terms and Conditions of Stock Awards	A-14

	8.1 Types of Stock Awards Authorized	A-14

	8.2 Purchase Price	A-15

	8.3 Purchase Period	A-15

	8.4 Payment of Purchase Price	A-15

	8.5 Vesting: Restrictions on Transfer; Deferral	A-15

	8.6 Voting Rights; Dividends and Distributions	A-16

	8.7 Effect of Termination of Service	A-16

	8.8 Nontransferability of Stock Award Rights	A-16

9.	Terms and Conditions of Performance Awards	A-16

	9.1 Types of Performance Awards Authorized	A-17

	9.2 Initial Value of Performance Shares and Performance Units	A-17

	9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula	A-17

	9.4 Measurement of Performance Goals	A-17

	9.5 Settlement of Performance Awards	A-20

	9.6 Dividend Equivalents	A-21

	9.7 Effect of Termination of Service	A-21

	9.8 Nontransferability of Performance Awards	A-21

10.	Standard Forms of Award Agreement	A-21

	10.1 Award Agreements	A-21

	10.2 Authority to Vary Terms	A-22

A-ii

11.	Change of Control	A-22

	11.1 Awards Granted Prior to January 24, 2008	A-22

	11.2 Awards Granted On or After January 24, 2008	A-23

12.	Compliance with Securities Law	A-24

13.	Tax Withholding	A-25

	13.1 Tax Withholding in General	A-25

	13.2 Withholding in Shares	A-25

14.	Termination of Amendment of Plan	A-25

15.	Miscellaneous Provisions	A-25

	15.1 Repurchase Rights	A-25

	15.2 Provision of Information	A-26

	15.3 Rights as Employee, Consultant or Director	A-26

	15.4 Rights as a Stockholder	A-26

	15.5 Fractional Shares	A-26

	15.6 Beneficiary Designation	A-26

	15.7 Unfunded Obligation	A-26

	15.8 Section 409A	A-27

A-iii

ADOBE SYSTEMS INCORPORATED

2003 EQUITY INCENTIVE PLAN

1.             ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1           Establishment.  Adobe Systems Incorporated, a Delaware corporation, hereby establishes the Adobe Systems Incorporated 2003 Equity Incentive Plan (as amended and restated, the “Plan”) effective as of April 9, 2003, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted, as amended, by the Board or the date the Plan is duly approved, as amended, by the stockholders of the Company.

2.             DEFINITIONS AND CONSTRUCTION.

2.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)           “Award” means any Option, SAR, Stock Purchase Right, Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(c)           “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.  An Award Agreement may be an “Option Agreement, an “SAR

Agreement,” a “Stock Purchase Agreement,” a “Stock Bonus Agreement, “ a “Restricted Stock Unit Agreement,” “ a “Performance Share Agreement” or a “Performance Unit Agreement.”

(d)           “Board” means the Board of Directors of the Company.

(e)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f)            “Committee” means the Executive Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(g)           “Company” means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

(h)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on (i) registration on a Form S-8 Registration Statement under the Securities Act, or (ii) Rule 701 of the Securities Act, or (iii) other means of compliance with the securities laws of all relevant jurisdictions.

(i)            “Director” means a member of the Board or the board of directors of any other Participating Company.

(j)            “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(k)           “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(l)            “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company,

in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)            If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq Global Select Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(o)           “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(p)           “Insider” means an Officer, a member of the Board or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(q)           “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(r)            “Officer” means any person designated by the Board as an officer of the Company.

(s)           “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a participant pursuant to Section 6 of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(t)            “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u)           “Participant” means any eligible person who has been granted one or more Awards.

(v)           “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(w)          “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(x)            “Performance Award” means an Award of Performance Shares or Performance Units.

(y)           “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(z)            “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(aa)         “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(bb)         “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(cc)         “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(dd)         “Predecessor Plans” mean, collectively, the Adobe Systems Incorporated 1994 Stock Option Plan and the Adobe Systems Incorporated 1999 Equity Incentive Plan.

(ee)         “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 of the Plan to receive one share of Stock, a cash payment equal to the value of one share of Stock, or a combination thereof, as determined in the sole discretion of the Committee.

(ff)           “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

(gg)         “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(hh)         “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(ii)           “Section 162(m)” means Section 162(m) of the Code.

(jj)           “Securities Act” means the Securities Act of 1933, as amended.

(kk)         “Service” means a Participant’s employment or service with the Participating Company Group as an Employee, a Consultant or a Director, whichever such capacity the Participant held on the date of grant of an Award.  Unless otherwise determined by the Board, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render service to the Participating Company Group in such initial capacity.  However, a Participant’s Service shall not be deemed to have terminated merely because of a change in the Participating Company for which the Participant renders such Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any bona fide leave of absence approved by the Company of ninety (90) days or less.  In the event of a leave in excess of ninety (90) days, the Participant’s Service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ll)           “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(mm)       “Stock Award” means an Award of a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit Award.

(nn)         “Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(oo)         “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

(pp)         “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(qq)         “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(rr)           “Vesting Conditions” mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.             ADMINISTRATION.

3.1           Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.  The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Options, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (ii) the exercise price per share of each Option shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded, pursuant to Section 2.1(n)(1) above), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4           Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5           Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)           to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)           to determine the Fair Market Value of shares of Stock or other property;

(d)           to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)           to determine whether an Award of SARs, Restricted Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f)            to approve one or more forms of Award Agreement;

(g)           to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)           to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)            to prescribe, amend or rescind rules, guidelines and policies relating to the plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)            to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6           Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Awards having a lower exercise or purchase price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof.  This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.             SHARES SUBJECT TO PLAN.

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be two hundred and three million two hundred and fifty-nine thousand six hundred and twenty (203,259,620).  The number of shares of stock available for issuance under the Plan shall be reduced (a) by one share for each share issued pursuant to options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights, and (b) by one and seventy seven-hundredths (1.77) shares for each share issued pursuant to Awards other than those set forth in the preceding clause (a); provided, however, that (A) for Awards granted prior to April 5, 2007, the reduction was one share of Stock for each share of Stock issued pursuant to any Awards, (B) for Awards granted on April 5, 2007 through and including April 9, 2008, the reduction was two and one-tenth (2.1) shares for each share issued pursuant to any Awards other than options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights, and (C) for Awards granted on April 10, 2008 through and including March 31, 2009, the reduction was two and four-tenths (2.4) shares for each share issued pursuant to any Awards other than options or rights granted pursuant to the Predecessor Plans or pursuant to Options or Stock Appreciation Rights.  Such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price to effect a forfeiture of unvested shares upon termination of Service, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall be added back to the Plan share reserve in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Section 4.1 and again be available for issuance under the Plan.  Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (other than a SAR that may be settled in shares of Stock and/or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations pursuant to Section 13.2 shall not again become available for issuance under the Plan.  Upon exercise of a SAR, whether in cash or shares of Stock, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised.  If the exercise price of an Option is paid by “net exercise” (as described in Section 6.3(a)(iv)) or tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.2           Adjustments for Changes in Capital Structure.  In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Section 5.3(b), the Award limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.  The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.             ELIGIBILITY AND AWARD LIMITATIONS.

5.1           Persons Eligible for Awards.  Awards may be granted only to Employees, Directors and Consultants.  No Award shall be granted prior to the date on which such person commences Service.

5.2           Participation.  Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one (1) Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3           Incentive Stock Option Limitations.

(a)           Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent

Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”).  Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person, but who is otherwise an Employee or a Director of, or Consultant to, the Company or any of its Affiliates, may be granted only a Nonstatutory Stock Option.

(b)           ISO Share Limit.  Subject to adjustment as provided in Section 4.2, in no event shall more than 188,259,620 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan or the Predecessor Plans (the “ISO Share Limit”).

(c)           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Upon exercise, each portion shall be separately identified.

5.4           Award Limits.

(a)           Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)            Options and SARs.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than four million (4,000,000) shares of Stock.  An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii)           Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than two hundred thousand (200,000) shares of Stock.

(iii)          Performance Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than two hundred thousand (200,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award.  No Participant may be granted more than one Performance Award for the same Performance Period.

6.             TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code.

6.2           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.  Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder to an Employee, Consultant or Director shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)           Limitations on Forms of Consideration.

(i)            Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (or such longer or shorter period as necessary to avoid a charge to earnings for financial accounting purposes) and not used for another Option exercise by attestation during any such period or were not acquired, directly or indirectly, from the Company.

(ii)           Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4           Effect of Termination of Service.  An Option shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option.

6.5           Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such

Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.             TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1           Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2           Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3           Exercisability and Term of SARs.

(a)           Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms.  A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised.  Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)           Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of eight (8) years after the effective date of grant of such SAR.

7.4           Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.  Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR.  The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5           Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6           Effect of Termination of Service.  An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.7           Nontransferability of SARs.  SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8.             TERMS AND CONDITIONS OF STOCK AWARDS.

Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit, and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1           Types of Stock Awards Authorized.  Stock Awards may be in the form of a Stock Bonus, a Stock Purchase Right or a Restricted Stock Unit.  Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, service to a Participating Company or upon the attainment of one or more Performance Goals described in Section 9.4.  If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2           Purchase Price.  The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion.  No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

8.3           Purchase Period.  A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to an Employee, a Consultant or a Director may become exercisable prior to the date on which such person commences Service.

8.4           Payment of Purchase Price.  Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.  At the time of grant of Restricted Stock Units, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Stock acquired pursuant to Restricted Stock Units.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right or delivered pursuant to a Restricted Stock Unit shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof, in each case consistent with any requirements under applicable law regarding payment in respect of the “par value” of the Stock.  The Committee may at any time or from time to time grant Stock Purchase Rights or Restricted Stock Units which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

8.5           Vesting; Restrictions on Transfer; Deferral.  Shares issued pursuant to any Stock Award may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change of Control as provided in Section 11, or as provided in Section 8.8.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. Restricted Stock Units may be subject to such conditions that may delay the delivery of the shares of Stock (or their cash equivalent) subject to Restricted Stock Units after the vesting of such Award.

8.6           Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during the Restriction Period applicable to shares subject to a Stock Bonus or Restricted Stock Purchase Right, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.  With respect to Restricted Stock Units, the Committee may, in its sole discretion, provide that dividend equivalents shall not be paid or provide either for the current payment of dividend equivalents or for the accumulation and payment of dividend equivalents to the extent that the Restricted Stock Units become nonforfeitable.  In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions and, if applicable, deferral elections as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7           Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (iii) the Participant shall forfeit all rights in any portion of a Restricted Stock Unit award that has not vested as of the date of the Participant’s termination of Service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8           Nontransferability of Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

9.             TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1           Types of Performance Awards Authorized.  Performance Awards may be in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2           Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100).  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3           Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4           Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)           Permitted Performance Measures.  Performance Measures may be one or more of the following, as determined by the Committee:

(i)                                     growth in revenue;

(ii)                                  growth in the market price of the Stock;

(iii)                               operating margin;

(iv)                              gross margin;

(v)                                 operating income;

(vi)                              pre-tax profit;

(vii)                           earnings before interest, taxes and depreciation;

(viii)                        earnings before interest, taxes, depreciation and amortization;

(ix)                                net income;

(x)                                   total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

(xi)                                earnings per share;

(xii)                             return on stockholder equity;

(xiii)                          return on net assets;

(xiv)                         expenses;

(xv)                            return on capital;

(xvi)                         economic value added;

(xvii)                      market share;

(xviii)                   operating cash flow;

(xix)                           cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization;

(xx)                              cash flow per share;

(xxi)                           customer satisfaction;

(xxii)                        implementation or completion of projects or processes;

(xxiii)                     improvement in or attainment of working capital levels;

(xxiv)                    stockholders’ equity; and

(xxv)                       other measures of performance selected by the Committee.

(b)           Structure of Performance Measures and Performance Goals.  Performance Measures and Performance Goals may differ from Participant to Participant and from Performance Award to Performance Award.  Performance Goals may, as the Committee specifies, either include or exclude the effect of payment of Performance Awards under this Plan and any other performance plans of the Company.  In establishing a Performance Goal, the Committee may provide that performance shall be appropriately adjusted as follows:

(i)            to exclude restructuring and/or other nonrecurring charges;

(ii)           to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;

(iii)          to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv)          to exclude the effects of any statutory adjustments to corporate tax rates;

(v)           to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles;

(vi)          to exclude any other unusual, non-recurring gain or loss or other extraordinary item;

(vii)         to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(viii)        to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

(ix)           to exclude the dilutive effects of acquisitions or joint ventures;

(x)            to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xi)           to exclude the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xii)          to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and

(xiii)         to reflect any partial or complete corporate liquidation.

(c)           Performance Goals.  Performance Goals may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A Performance Goal may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5           Settlement of Performance Awards.

(a)           Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)           Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c)           Effect of Leaves of Absence.  Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)           Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)           Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum.  An Award Agreement may provide for deferred payment in a lump sum or in installments at the election of the Participant or otherwise.  If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f)            Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement.  Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

9.6           Dividend Equivalents.  In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited.  Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5.  Dividend Equivalents shall not be paid with respect to Performance Units.

9.7           Effect of Termination of Service.  The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.8           Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.           STANDARD FORMS OF AWARD AGREEMENT.

10.1         Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

10.2         Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11.           CHANGE OF CONTROL.

11.1        Awards Granted Prior to January 24, 2008.  The following provisions shall control for Awards granted prior to January 24, 2008:

(a)   Except as otherwise provided in a Participant’s Award Agreement:

(i)            An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(ii)           A “Change in Control” shall mean an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 11.1(a)(iii), the entity to which the assets of the Company were transferred.

(b)   Effect of Change in Control on Options, SARs and Restricted Stock Units.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options, SARs and Restricted Stock Units or substitute for outstanding Options, SARs and Restricted Stock Units substantially equivalent equity awards for the Acquiror’s stock.  In the event the Acquiror elects not to assume or substitute for outstanding Options, SARs or Restricted Stock Units in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of such outstanding Awards shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control.  The exercise and/or vesting of any Option, SAR or Restricted Stock Unit that was permissible solely by reason of this paragraph 10.2 shall be conditioned upon the consummation of the Change in Control.  Any Options, SARs or Restricted Stock Units which are not assumed or replaced by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)   Effect of Change in Control on Stock Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement.  Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 11.1(c) and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

(d)   Effect of Change in Control on Performance Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

11.2                           Awards Granted On or After January 24, 2008.  The following provisions shall control for Awards granted on or after January 24, 2008:

(a)   Except as otherwise provided in a Participant’s Award Agreement, “Change of Control” shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that anything in this Plan to the contrary notwithstanding, a Change of Control shall be deemed to have occurred if:

(i)            any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company;

(ii)           during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Incumbent Directors”), cease for any reason to constitute a majority thereof;

(iii)          there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own securities representing more than 50% of the combined voting power of the Company, a parent of the Company or other corporation resulting from such Transaction (counting, for this purpose, only those securities held by the Company’s stockholders immediately after the Transaction that were received in exchange for, or represent their continuing ownership of, securities of the Company held by them immediately prior to the Transaction);

(iv)          all or substantially all of the assets of the Company are sold, liquidated or distributed; or

(v)           there is a “Change of Control” or a “change in the effective control” of the Company within the meaning of Section 280G of the Code and the regulations promulgated thereunder.

(b)   The Committee or the Board may, in its discretion, provide in any Award Agreement, severance plan or other individual agreement, that, in the event of a Change of Control of the Company, the Award held by a Participant shall become vested, exercisable and/or payable to such extent as specified in such document.

(c)   In the event of a Change of Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent equity awards for the Acquiror’s stock.  In the event the Acquiror elects not to assume or substitute for outstanding Awards in connection with a Change of Control, any unexercised and/or unvested portions of such outstanding Awards shall become immediately exercisable and vested in full as of immediately prior to the effective date of the Change of Control.  The exercise and/or vesting of any Award that was permissible solely by reason of this paragraph 11.2 shall be conditioned upon the consummation of the Change in Control.  Any Awards which are not assumed or replaced by the Acquiror in connection with the Change of Control nor exercised as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.

12.           COMPLIANCE WITH SECURITIES LAW.

12.1         The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.2         If the exercise of an Award, or the purchase or delivery of shares of Stock subject to an Award, following the termination of the Participant’s Service would be prohibited at any time during the applicable post-termination period solely because the issuance of shares of Stock would violate the registration requirements under the Securities Act, then the Award shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Service during which the exercise of the Award would not be in violation of such registration requirements, or (ii) the expiration of the term of the Award as set forth in the Award Agreement.

13.           TAX WITHHOLDING.

13.1         Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2         Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14.           TERMINATION OR AMENDMENT OF PLAN.

The Committee may terminate or amend the Plan at any time.  However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule.  No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

15.           MISCELLANEOUS PROVISIONS.

15.1         Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

15.2         Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

15.3         Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, a Consultant or a Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

15.4         Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

15.5         Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

15.6         Beneficiary Benefits.  Subject to local laws and procedures, the Company may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit.

15.7         Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or

otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

15.8         Section 409A. To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code (together, with any state law of similar effect, “Section 409A”), the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision).  To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the date of grant of any Award hereunder.

Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time), the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance.

In addition, and except as otherwise set forth in the applicable Award Agreement, if the Company determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then any payment or benefit resulting from such Award will be delayed until the earliest date following the Participant’s “separation from service” with the Participating Company Group within the meaning of Section 409A on which the Company can provide such payment or benefit to the Participant without the Participant’s incurrence of any additional tax or interest pursuant to Section 409A, with all payments or benefits due thereafter occurring in accordance with the original schedule.  In addition, this Plan and the benefits to be provided hereunder are intended to comply in all respects with the applicable provisions of Section 409A.

Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

345 PARK AVENUE SAN JOSE, CA 95110-2704

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE
QUICK * EASY * IMMEDIATE * AVAILABLE
24 HOURS A DAY * 7 DAYS A WEEK

Adobe Systems Incorporated encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 31, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 31, 2009. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Adobe Systems Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Adobe Systems Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ADOBE1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADOBE SYSTEMS INCORPORATED

Vote on Directors

The Board of Directors recommends a vote FOR all nominees.						Vote on Proposals

1.	Election of the five (5) Class II Directors proposed in the accompanying Proxy Statement to serve for a two-year term.					The Board of Directors recommends a vote FOR Proposals 2 and 3.

			For	Against	Abstain			For	Against	Abstain

	1a) 1b)	Robert K. Burgess Carol Mills	☐ ☐	☐ ☐	☐ ☐	2.	Approval of the amendment of the Adobe Systems Incorporated 2003 Equity Incentive Plan.	☐	☐	☐
	1c) 1d)	Daniel Rosensweig Robert Sedgewick	☐ ☐	☐ ☐	☐ ☐	3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending on November 27, 2009.	☐	☐	☐
	1e)	John E. Warnock	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Letter to Stockholders, Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

ADOBE2

PROXY

ADOBE SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints John E. Warnock and Shantanu Narayen, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company’s headquarters, 321 Park Avenue, East Tower, San Jose, California 95110-2704 on Wednesday, April 1, 2009 at 9:00 a.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and for each proposal. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)